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                            CALENERGY COMPANY, INC.


                        -------------------------------


                                   Indenture

                         Dated as of September 20, 1996

                        -------------------------------


                                  $225,000,000

                          9 1/2% Senior Notes due 2006


                       IBJ SCHRODER BANK & TRUST COMPANY
                                    Trustee


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



                                       CROSS-REFERENCE TABLE

Trust Indenture                                                       Indenture
  Act Section                                                          Section
---------------                                                       ---------
ss.310(a)(1).............................................................   609
      (a)(2).............................................................   609
      (a)(3)...................................................  Not Applicable
      (a)(4)...................................................  Not Applicable
      (b)...........................................................   608, 610
ss.311(a)................................................................   613
      (b)................................................................   613
      (c)......................................................  Not Applicable
ss.312(a)...........................................................   701, 702
      (b)................................................................   702
      (c)................................................................   702
ss.313(a)................................................................   703
      (b)................................................................   703
      (c)................................................................   703
      (d)................................................................   703
ss.314(a)................................................................   704
      (a)(4)........................................................   101, 704
      (b)......................................................  Not Applicable
      (c)(1).............................................................   102
      (c)(2)............................................................    102
      (c)(3)...................................................  Not Applicable
      (d)......................................................  Not Applicable
      (e)...............................................................    102
      (f)......................................................  Not Applicable
ss.315(a)................................................................   601
      (b)...............................................................    602
      (c)...............................................................    601
      (d)...............................................................    601
      (e)...............................................................    514
ss.316(a)................................................    101("Outstanding")
      (a)(1)(A).....................................................   502, 512
      (a)(1)(B).....................................................        513
      (a)(2)...................................................  Not Applicable
      (b)...............................................................    508
      (c)...............................................................    104
ss.317(a)(1)............................................................    503
      (a)(2)............................................................    504
      (b)...............................................................   1003
ss.318(a)...............................................................    107
      (b)......................................................  Not Applicable
      (c).............................................................      107

-------------------
 Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS*

                                                                                                 PAGE
                                                                                               ------
   PARTIES  ..................................................................................     1
   RECITALS OF THE COMPANY ...................................................................     1
                                                  ARTICLE ONE
                 Definitions and Other Provisions of General Application  ....................     1
Section 101.     Definitions .................................................................     1
Section 102.     Compliance Certificates and Opinions ........................................    37
Section 103.     Form of Documents Delivered to Trustee ......................................    38
Section 104.     Acts of Holders; Record Dates ...............................................    38
Section 105.     Notices, Etc., to Trustee and Company .......................................    41
Section 106.     Notice to Holders; Waiver ...................................................    42
Section 107.     Conflict with Trust Indenture Act ...........................................    42
Section 108.     Effect of Headings and Table of Contents ....................................    43
Section 109.     Successors and Assigns ......................................................    43
Section 110.     Separability Clause .........................................................    43
Section 111.     Benefits of Indenture .......................................................    43
Section 112.     Governing Law ...............................................................    43
Section 113.     Legal Holidays ..............................................................    44
Section 114.     No Recourse Against Others ..................................................    44
Section 115.     Duplicate Originals .........................................................    44
                                                  ARTICLE TWO
                 The Securities ..............................................................    45
Section 201.     Global and Certificated Securities ..........................................    45
Section 202.     Execution and Authentication ................................................    47
Section 203.     Registrar and Paying Agent ..................................................    48
Section 204.     Paying Agent To Hold Money in Trust .........................................    49
Section 205.     Holder Lists ................................................................    49
Section 206.     Transfer and Exchange .......................................................    49
Section 207.     Mutilated, Destroyed, Lost and Stolen Securities ............................    57
Section 208.     Temporary Securities and Certificated Securities ............................    58
Section 209.     Payment of Interest; Interest Rights Preserved ..............................    60
Section 210.     Persons Deemed Owners .......................................................    61
Section 211.     Cancellation ................................................................    61
Section 212.     Denominations ...............................................................    62
Section 213.     Computation of Interest .....................................................    62
------------
* Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                      -i-








                                                                                                 PAGE
                                                                                               ------
Section 214.     CUSIP Numbers ...............................................................    62
Section 215.     Single Class ................................................................    62

                                                 ARTICLE THREE

                 Form of Security ............................................................    62
Section 301.     Forms Generally .............................................................    62
Section 302.     Form of Initial Security ....................................................    62
Section 303.     Form of Exchange and Private Exchange Security ..............................    73

                                                  ARTICLE FOUR

                 Satisfaction and Discharge ..................................................    82
Section 401.     Satisfaction and Discharge of Indenture .....................................    82

                                                  ARTICLE FIVE

                 Remedies ....................................................................    83
Section 501.     Events of Default ...........................................................    83
Section 502.     Acceleration of Maturity; Rescission and Annulment ..........................    86
Section 503.     Collection of Indebtedness and Suits for Enforcement by Trustee  ............    87
Section 504.     Trustee May File Proofs of Claim ............................................    88
Section 505.     Trustee May Enforce Claims Without Possession of Securities .................    89
Section 506.     Application of Money Collected ..............................................    89
Section 507.     Limitation on Suits .........................................................    90
Section 508.     Unconditional Right of Holders to Receive Principal, Premium and Interest  ..    91
Section 509.     Restoration of Rights and Remedies ..........................................    91
Section 510.     Rights and Remedies Cumulative ..............................................    91
Section 511.     Delay or Omission Not Waiver ................................................    91
Section 512.     Control by Holders ..........................................................    92
Section 513.     Waiver of Past Defaults .....................................................    92
Section 514.     Undertaking for Costs .......................................................    92
Section 515.     Waiver of Stay or Extension Laws ............................................    93

                                       ARTICLE SIX

                 The Trustee .................................................................    93
Section 601.     Certain Duties and Responsibilities .........................................    93
Section 602.     Notice of Defaults; Notice of Acceleration ..................................    94
Section 603.     Certain Rights of Trustee ...................................................    95
Section 604.     Not Responsible for Recitals or Issuance of Securities ......................    96

                                                      -ii-








                                                                                                 PAGE
                                                                                               ------
Section 605.     May Hold Securities .........................................................    96
Section 606.     Money Held in Trust .........................................................    97
Section 607.     Compensation and Reimbursement ..............................................    97
Section 608.     Conflicting Interests .......................................................    98
Section 609.     Corporate Trustee Required; Eligibility .....................................    98
Section 610.     Resignation and Removal; Appointment of Successor ...........................    99
Section 611.     Acceptance of Appointment by Successor ......................................   100
Section 612.     Merger, Conversion, Consolidation or Succession to Business .................   101
Section 613.     Preferential Collection of Claims Against Company ...........................   101
Section 614.     Appointment of Authenticating Agent .........................................   101

                                                 ARTICLE SEVEN

                 Holders' Lists and Reports by Trustee and Company ...........................   103
Section 701.     Company to Furnish Trustee Names and Addresses of Holders ...................   103
Section 702.     Preservation of Information; Communications to Holders ......................   104
Section 703.     Reports by Trustee ..........................................................   104
Section 704.     Reports by Company ..........................................................   105

                                                 ARTICLE EIGHT

                 Consolidation, Merger, Conveyance, Transfer or Lease ........................   105
Section 801.     Company May Consolidate, Etc. Only on Certain Terms .........................   105
Section 802.     Successor Substituted .......................................................   107

                                                  ARTICLE NINE

                 Supplemental Indentures .....................................................   107
Section 901.     Supplemental Indentures Without Consent of Holders ..........................   107
Section 902.     Supplemental Indentures with Consent of Holders .............................   108
Section 903.     Execution of Supplemental Indentures ........................................   110
Section 904.     Effect of Supplemental Indentures ...........................................   110
Section 905.     Conformity with Trust Indenture Act .........................................   110
Section 906.     Reference in Securities to Supplemental Indentures ..........................   110

                                                     -iii-








                                                                                                 PAGE
                                                                                               ------
                                                  ARTICLE TEN

                 Covenants ...................................................................   111
Section 1001.    Payment of Principal, Premium and Interest ..................................   111
Section 1002.    Maintenance of Office or Agency .............................................   111
Section 1003.    Money for Security Payments to be Held in Trust .............................   112
Section 1004.    Existence ...................................................................   113
Section 1005.    Maintenance of Properties ...................................................   113
Section 1006.    Payment of Taxes and Other Claims ...........................................   114
Section 1007.    Maintenance of Insurance ....................................................   114
Section 1008.    Limitation on Debt ..........................................................   115
Section 1009.    Limitation on Subsidiary Debt ...............................................   116
Section 1010.    Limitation on Restricted Payments ...........................................   117
Section 1011.    Limitation on Transactions with Affiliates ..................................   119
Section 1012.    Limitation on Liens .........................................................   120
Section 1013.    Purchase of Securities Upon a Change of Control .............................   122
Section 1014.    Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries   123
Section 1015.    Limitation on Dispositions ..................................................   125
Section 1016.    Limitation on Certain Sale-Leasebacks .......................................   129
Section 1017.    Provision of Financial Information ..........................................   130
Section 1018.    Limitation on Sale of Subsidiary Preferred Stock.............................   131
Section 1019.    Statement by Officers as to Default; Compliance Certificates  ...............   132
Section 1020.    Waiver of Certain Covenants .................................................   132
Section 1021.    Limitation on Business ......................................................   133

                                                 ARTICLE ELEVEN

                 Redemption of Securities ....................................................   134
Section 1101.    Right of Redemption .........................................................   134
Section 1102.    Applicability of Article ....................................................   135
Section 1103.    Election to Redeem; Notice to Trustee .......................................   135
Section 1104.    Selection by Trustee of Securities to Be Redeemed ...........................   135
Section 1105.    Notice of Redemption ........................................................   135
Section 1106.    Deposit of Redemption Price .................................................   136
Section 1107.    Securities Payable on Redemption Date .......................................   136
Section 1108.    Securities Redeemed in Part .................................................   137

                                                      -iv-








                                                                                                      PAGE
                                                                                                    ------
                                                          ARTICLE TWELVE

                 Defeasance and Covenant Defeasance ...............................................   137
Section 1201.    Company's Option to Effect Defeasance or Covenant Defeasance .....................   137
Section 1202.    Defeasance and Discharge .........................................................   138
Section 1203.    Covenant Defeasance ..............................................................   138
Section 1204.    Conditions to Defeasance or Covenant Defeasance ..................................   139
Section 1205.    Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous
                 Provisions .......................................................................   142
Section 1206.    Reinstatement ....................................................................   142
        APPENDIX  .................................................................................   A-1

                                                         -v-


     INDENTURE, dated as of September 20, 1996, between CalEnergy Company, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 302 South Thirty-Sixth Street, Omaha, Nebraska 68131, and IBJ Schroder Bank & Trust Company, a New York banking corporation, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

     The Company and the Trustee each agree as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 9 1/2% Senior Notes due 2006 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Company's 9 1/2% Senior Notes due 2006 (the "Exchange Securities") and if and when issued pursuant to a private exchange for Initial Securities, the Company's 9 1/2% Senior Notes due 2006 (the "Private Exchange Securities", together with the Exchange Securities and the Initial Securities, the "Securities"):

     All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

Section 101.  Definitions.

     (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein);

          (4) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or Section, as the case may be, of this Indenture;

          (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (6) "or" is not exclusive;

          (7) provisions apply to successive events and transactions; and

          (8) each reference herein to a rule or form of the Commission shall mean such rule or form and any rule or form successor thereto, in each case as amended from time to time.

     Whenever this Indenture requires that a particular ratio or amount be calculated with respect to a specified period after giving effect to certain transactions or events on a pro forma basis, such calculation shall be made as if the transactions or events occurred on the first day of such period, unless otherwise specified.

         "Acquired Debt" means Debt Incurred by a Person prior to the time (i) such Person becomes a Restricted Subsidiary of the Company or an Eligible Joint Venture, (ii) such Person merges with or into a Restricted Subsidiary of the Company or an Eligible Joint Venture, or (iii) a Restricted Subsidiary of the Company or an Eligible Joint Venture merges with or into such Person (in a transaction in which such Person becomes a Restricted Subsidiary of the Company or an Eligible Joint Venture), provided that, after giving effect to such transaction, any Non-Recourse Debt of such Person could have been Incurred pursuant to clause (iii) of Section 1009(b), any Permitted Facilities Debt of such Person could have been Incurred pursuant to clause (viii) of Section 1009(b) and would not otherwise violate any other provision of this

Indenture, and all the other Debt of such Person could have been Incurred by the Company at the time of such merger or acquisition pursuant to the provision described in Section 1008(a), and provided further that such Debt was not Incurred in connection with, or in contemplation of, such merger or such Person becoming a Restricted Subsidiary of the Company or an Eligible Joint Venture.

     "Acquisition Debt" means Debt of any Person existing at the time such Person is merged into the Company or assumed in connection with the acquisition of Property from any such Person (other than Property acquired in the ordinary course of business), including Debt Incurred in connection with, or in contemplation of, such Person being merged into the Company (but excluding Debt of such Person that is extinguished, retired or repaid in connection with such merger or acquisition).

     "Adjusted Consolidated Net Income" means for any period, for any Person (the "Referenced Person") the aggregate Net Income (or loss) of the Referenced Person and its consolidated Subsidiaries for such period determined in conformity with GAAP, provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the Net Income (or loss) of any other Person (other than a Subsidiary of the Referenced Person) in which any third Person has an interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the Referenced Person during such period, or after such period and on or before the date of determination, by such Person in which the interest is held, which dividends and distributions shall be included in such computation, (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to the provision described in clause (c) of Section 1010(a) (and in such case, except to the extent includable pursuant to clause (i) above), the Net Income (if positive) of any other Person accrued prior to the date it becomes a Subsidiary of the Referenced Person or is merged into or consolidated with the Referenced Person or any of its Subsidiaries or all or substantially all the Property of such other Person are acquired by the Referenced Person or any of its Subsidiaries, (iii) the Net Income (if positive) of any Subsidiary of the Referenced Person, to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary to such Person or to any other Subsidiary of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Subsidiary,
(iv) any gains
or losses (on an after-tax basis) attributable to Asset Sales (except, solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to the provision described in clause (c) of Section 1010(a), any gains or losses of the Company and any of its Restricted Subsidiaries from Asset Sales of Capital Stock of Unrestricted Subsidiaries), (v) the cumulative effect of a change in accounting principles and (vi) any amounts paid or accrued as dividends on Preferred Stock of any Subsidiary of the Referenced Person that is not held by the Referenced Person or another Subsidiary thereof. When the "Referenced Person" is the Company, the foregoing references to "Subsidiaries" shall be deemed to refer to "Restricted Subsidiaries."

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the purpose of
Section 1011, the term "Affiliate" includes only Kiewit, any entity beneficially owning 10% or more of the Voting Stock of the Company and their respective Affiliates other than the Restricted Subsidiaries and the Eligible Joint Ventures and the other equity investors in the Restricted Subsidiaries and the Eligible Joint Ventures (solely on account of their investments in the Restricted Subsidiaries and the Eligible Joint Ventures), and for such purpose such term also includes the Unrestricted Subsidiaries.

     "Asset Acquisition" means (i) an investment by the Company, any of its Subsidiaries or any Joint Venture in any other Person pursuant to which such Person shall become a direct or indirect Subsidiary of the Company or a Joint Venture or shall be merged into or consolidated with the Company, any of its Subsidiaries or any Joint Venture or (ii) an acquisition by the Company, any of its Subsidiaries or any Joint Venture of the Property of any Person other than the Company, any of its Subsidiaries or any Joint Venture that constitutes substantially all of an operating unit or business of such Person.

         "Asset Disposition" means any sale, transfer, conveyance, lease or other disposition (including by way of merger, consolidation or sale-leaseback) by the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture to any Person (other than to the Company, a Restricted Subsidiary of the Company or an Eligible Joint Venture and other than in the ordinary course of business) of any Property of the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture other than any shares of Capital Stock of the Unrestricted Subsidiaries. Notwithstanding the foregoing to the contrary, the term "Asset Disposition" shall include the sale, transfer, conveyance or other disposition of any shares of Capital Stock of any Unrestricted Subsidiary to the extent that the Company or any of its Restricted Subsidiaries or Eligible Joint Ventures made an Investment in such Unrestricted Subsidiary pursuant to clause
(vii) of the definition of "Permitted Payment," and the Company shall, and shall cause each of its Restricted Subsidiaries and Eligible Joint Ventures to, apply pursuant to Section 1015 that portion of the Net Cash Proceeds from the sale, transfer, conveyance or other disposition of such Unrestricted
Subsidiary that is equal to the portion of the total Investment in such Unrestricted Subsidiary that is represented by the Investment that was made pursuant to clause (vii) of the definition of "Permitted Payment." For purposes of this definition, any disposition in connection with directors' qualifying shares or investments by foreign nationals mandated by applicable law shall not constitute an Asset Disposition. In addition, the term "Asset Disposition" shall not include (i) any sale, transfer, conveyance, lease or other disposition of the Capital Stock or Property of Restricted Subsidiaries or Eligible Joint Ventures pursuant to the terms of any power sales agreements or steam sales agreements to which such Restricted Subsidiaries or such Eligible Joint Ventures are parties on the Issue Date of the Securities or pursuant to the terms of any power sales agreements or steam sales agreements, or other agreements or contracts that are related to the output or product of, or services rendered by, a Permitted Facility as to which such Restricted Subsidiary or such Eligible Joint Venture is the supplying party, to which such Restricted Subsidiaries or such Eligible Joint Ventures become a party after such date if the President or Chief Financial Officer of the Company determines in good faith (evidenced by an Officers' Certificate) that such provisions are customary (or, in the absence of any industry custom, reasonably necessary) in order to effect such agreements and are reasonable in light of comparable transactions in the applicable jurisdiction, (ii) any sale, transfer, conveyance, lease or other disposition of Property governed by
Section 801, (iii) any sale, transfer, conveyance, lease or other disposition of any Cash Equivalents, (iv) any transaction or series of related transactions consisting of the sale, transfer, conveyance, lease or other disposition of Capital Stock or Property with a fair market value aggregating less than $5 million and (v) any Permitted Payment or any Restricted Payment that is permitted to be made pursuant to Section 1010. The term "Asset Disposition" also shall not include (i) the grant of or realization upon a Lien permitted under Section 1012 or the exercise of remedies thereunder, (ii) a sale-leaseback transaction involving substantially all the Property constituting a Permitted Facility pursuant to which a Restricted Subsidiary of the Company or an Eligible Joint Venture sells the Permitted Facility to a Person in exchange for the assumption by that Person of the Debt financing the Permitted Facility and the Restricted Subsidiary or the Eligible Joint Venture leases the Permitted Facility from such Person, (iii) dispositions of Capital Stock, contract rights, development rights and resource data made in connection with the initial development of Permitted Facilities, or the formation or capitalization of Restricted Subsidiaries or Eligible Joint Ventures in respect of the initial development of Permitted Facilities, in respect of which only an insubstantial portion of the prospective Construction Financing that would be required to commence commercial operation has been funded or (iv) transactions determined in good faith by the Chief Financial Officer, as evidenced by an Officers' Certificate, made in order to enhance the repatriation of the Net Cash Proceeds for a Foreign Asset Disposition or in order to increase the after-tax proceeds thereof available for immediate distribution to the Company. Any Asset Disposition that results from the bona fide exercise by any governmental authority of its claimed or actual power of eminent domain need not comply with the provisions of clauses (i) and (ii) of
Section 1015(a). Any Asset Disposition that results from a casualty loss need not comply with the provisions of clause (i) of Section 1015(a).

     "Asset Sale" means the sale or other disposition by the Company, any of its Subsidiaries or any Joint Venture (other than to the Company, another Subsidiary of the Company or another Joint Venture) of (i) all or substantially all of the Capital Stock of any Subsidiary of the Company or any Joint Venture or (ii) all or substantially all of the Property that constitutes an operating unit or business of the Company, any of its Subsidiaries or any Joint Venture.

     "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 hereof to act on behalf of the Trustee to authenticate Securities.

     "Average Life" means, at any date of determination with respect to any Debt security or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of (A) the number of years from such date of determination to the dates of each successive scheduled principal or involuntary liquidation value payment of such Debt security or Preferred Stock, respectively, multiplied by (B) the amount of such principal or involuntary liquidation value payment by (ii) the sum of all such principal or involuntary liquidation value payments.

     "Board of Directors" means either the Board of Directors of the Company or any duly authorized committee of such Board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors (unless the context specifically requires that such resolution be adopted by a majority of the Disinterested Directors, in which case by a majority of such directors) and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means a day that, in the city (or in any of the cities, if more than one) where amounts are payable in respect of the Securities, is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in, or interests (however designated) in, the equity of such Person that is outstanding or issued on or after the date of Indenture, including, without limitation, all Common Stock and Preferred Stock and partnership and joint venture interests in such Person.

     "Capitalized Lease" means, as applied to any Person, any lease of any Property of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person, and "Capitalized Lease

Obligation" means the rental obligations, as aforesaid, under such lease.

     "Cash Equivalent" means any of the following: (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000,000 with a maturity date not more than two years from the date of acquisition, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) or (v) that were entered into with any bank meeting the qualifications set forth in clause (ii) or another financial institution of national reputation, (iv) direct obligations issued by any state or other jurisdiction of the United States of America or any other country or any political subdivision or public instrumentality thereof maturing, or subject to tender at the option of the holder thereof, within 90 days after the date of acquisition thereof and, at the time of acquisition, having a rating of A from S&P or A-2 from Moody's (or, if at any time neither S&P nor Moody's may be rating such obligations, then from another nationally recognized rating service acceptable to the Trustee),
(v) commercial paper issued by (a) the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000,000, and (b) others having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's may be rating such obligations, then from another nationally recognized rating service acceptable to the Trustee) and in each case maturing within one year after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000,000, (vii) deposits available for withdrawal on demand with any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000,000, (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vi) and (ix), and (ix) auction rate securities or money market preferred stock having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's may be rating such obligations, then from another nationally recognized rating service acceptable to the Trustee).

     "Certificated" means any Security which is not a Global Security.

     "Change of Control" means the occurrence of one or more of the following events:

          (i) for so long as at least $25 million principal amount of the Company's 5% Convertible Subordinated Debentures due July 1, 2000 remain outstanding and are not defeased, (x) a report is filed on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes of this provision only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the then outstanding shares of the Voting Stock of the Company and (y) such beneficial ownership is acquired by means of a tender offer in which cash is the sole consideration paid and the purchase price for each share tendered is less than the conversion price then in effect under the Company's 5% Convertible Subordinated Debentures due July 1, 2000; provided that a person shall not be deemed to be the beneficial owner of, or to own beneficially, any securities tendered until such tendered securities are accepted for purchase under the tender offer;

          (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Kiewit, is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (ii), any person shall be deemed to beneficially own any Voting Stock of any corporation (the "specified corporation") held by any other corporation (the "parent corporation"), if such person "beneficially owns" (as so defined), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation) and Kiewit "beneficially owns" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of the Company and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company;

          (iii) during any one-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors elected by such Board of Directors or nominated for election by the shareholders of the Company by a vote of at least a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office, unless a majority of such new directors were elected or appointed by Kiewit; or

          (iv) the Company or its Restricted Subsidiaries sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all the Property of the Company and the Restricted Subsidiaries taken as a whole;

provided that with respect to the foregoing subparagraphs (ii), (iii) and (iv), a Change of Control shall not be deemed to have occurred unless and until a Rating Decline has occurred as well.

     "Common Stock" means with respect to any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

     "Company Refinancing Debt" means Debt issued in exchange for, or the proceeds of which are used to refinance (including to purchase), outstanding Securities or other Debt of the Company Incurred pursuant to clauses (i), (iv), and (vii) of Section 1008(b) and Debt Incurred pursuant to Section 1008(a) in an amount (or, if such new Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount so exchanged or refinanced (plus accrued interest and all fees, premiums (in excess of the accreted value) and expenses related to such exchange or refinancing), for which purpose the amount so exchanged or refinanced shall be deemed to equal the lesser of (x) the principal amount of the Debt so exchanged or refinanced and (y) if the Debt being exchanged or refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such exchange or refinancing, provided that (A) such Debt shall be subordinated in right of payment to the Securities at least to the same extent, if any, as the Debt so exchanged or refinanced is subordinated to the Securities, (B) such Debt shall be Non-Recourse if the Debt so exchanged or refinanced is Non-Recourse, (C) the Average Life of the new Debt shall be equal to or greater than the Average Life of the Debt to be exchanged or refinanced and (D) the final Stated Maturity of the new Debt shall not be sooner than the earlier of the final Stated Maturity of the Debt to be exchanged or refinanced or six months after the final Stated Maturity of the Securities, provided that if such new Debt refinances the Securities in part only, the final Stated Maturity of such new Debt must be at least six months after the final Stated Maturity of the Securities.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consolidated EBITDA" of any Person for any period means the Adjusted Consolidated Net Income of such Person, plus, only to the extent deducted in computing Adjusted Consolidated Net Income and without duplication, (i) income taxes, excluding income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or Asset Sales, all determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP, (ii) Consolidated Fixed Charges, (iii) depreciation and amortization expense, all determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP and (iv) all other non-cash items reducing Adjusted Consolidated Net Income for such period, all determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP, and less all non-cash items increasing Adjusted Consolidated Net Income during such period, provided that depreciation and amortization expense of any Subsidiary of such Person and any other non-cash item of any Subsidiary of such Person that reduces Adjusted Consolidated Net Income shall be excluded (without duplication) in computing Consolidated EBITDA, except to the extent that the positive cash flow associated with such depreciation and amortization expense and other non-cash items is actually distributed in cash to such Person during such period, provided further that as applied to the Company, cash in respect of depreciation and amortization and other non-cash items of Restricted Subsidiaries and Eligible Joint Ventures may be deemed to have been distributed or paid to the Company to the extent that such cash (I) is or was under the exclusive dominion and control of such Restricted Subsidiary or such Eligible Joint Venture and is free and clear of the Lien of any other Person, (II) is immediately available for distribution and (III) could be or could have been repatriated to the United States by means that are both lawful and commercially reasonable, provided that the amount of the cash deemed by this sentence to have been distributed or paid shall be reduced by the amount of tax that would have been payable with respect to the repatriation thereof, provided further that any cash that enables the recognition of depreciation and amortization and other non-cash items pursuant to this sentence may not be used to enable the recognition of depreciation and amortization and other non-cash items with respect to any prior or subsequent period, regardless of whether such cash is distributed to the Company, and provided further that the recognition of any depreciation and amortization and other non-cash items as a result of this sentence shall be determined in good faith by the Chief Financial Officer, as evidenced by an Officers' Certificate that shall set forth in reasonable detail the relevant facts and assumptions supporting such recognition. When the "Person" referred to above is the Company, the foregoing references to "Subsidiaries" shall be deemed to refer to "Restricted Subsidiaries."

         "Consolidated Fixed Charges" of any Person means, for any period, the aggregate of (i) Consolidated Interest Expense, (ii) the interest component of Capitalized Leases, determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP, excluding any interest component of Capitalized Leases in respect of that portion of a Capitalized Lease Obligation of a Subsidiary that is Non-Recourse to such Person, and (iii) cash and non-cash dividends due (whether or not declared) on the Preferred Stock of any

Subsidiary of such Person held by any Person other than such Person and any Redeemable Stock of such Person or any Subsidiary of such Person. When the "Person" referred to above is the Company, the foregoing references to "Subsidiaries" shall be deemed to refer to "Restricted Subsidiaries."

     "Consolidated Interest Expense" of any Person means, for any period, the aggregate interest expense in respect of Debt (including amortization of original issue discount and non-cash interest payments or accruals) of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, including all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs associated with Interest Rate Protection Agreements and Currency Protection Agreements and any amounts paid during such period in respect of such interest expense, commissions, discounts, other fees and charges that have been capitalized, provided that Consolidated Interest Expense of the Company shall not include any interest expense (including all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs associated with Interest Rate Protection Agreements or Currency Protection Agreements) in respect of that portion of any Debt that is Non-Recourse, and pr ovided further that Consolidated Interest Expense of the Company in respect of a Guarantee by the Company of Debt of another Person shall be equal to the commissions, discounts, other fees and charges that would be due with respect to a hypothetical letter of credit issued under a bank credit agreement that can be drawn by the beneficiary thereof in the amount of the Debt so guaranteed if (i) the Company is not actually making directly or indirectly interest payments on such Debt and (ii) GAAP does not require the Company on an unconsolidated basis to record such Debt as a liability of the Company. When the "Person" referred to above is the Company, the foregoing references to "Subsidiaries" shall be deemed to refer to "Restricted Subsidiaries."

     "Construction Financing" means the debt and/or equity financing provided (over and above the owners' equity investment) to permit the acquisition, development, design, engineering, procurement, construction and equipping of a Permitted Facility and to enable it to commence commercial operations, provided that Construction Financing may remain outstanding after the commence ment of commercial operations of a Permitted Facility, without any increase in the amount of such financing, and such Construction Financing shall not cease to be Construction Financing.

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which address as of the date of this Indenture is located at One State Street, New York, New York 10004.

     "Currency Protection Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement intended to protect such Person against fluctuations in currency values to or under which such Person is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

     "Debt" means, with respect to any Person, at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit, bankers' acceptances, surety, bid, operating and performance bonds, performance guarantees or other similar instruments or obligations (or reimbursement obligations with respect thereto) (except, in each case, to the extent incurred in the ordinary course of business), (iv) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables, (v) the Attributable Value of all obligations of such Person as lessee under Capitalized Leases, (vi) all Debt of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person, provided that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such Property, the amount of such Debt shall be limited to the lesser of the fair market value of such Property or the amount of such Debt,
(vii) all Debt of others Guaranteed by such Person to the extent such Debt is Guaranteed by such Person, (viii) all Redeemable Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and (ix) to the extent not otherwise included in this definition, all net obligations of such Person under Currency Protection Agreements and Interest Rate Protection Agreements.

         For purposes of determining any particular amount of Debt that is or would be outstanding, Guarantees of, or obligations with respect to letters of credit or similar instruments supporting (to the extent the foregoing constitutes Debt), Debt other wise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Indenture, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company, in its sole discretion, shall classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

     "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

     "Default Amount" means the principal amount plus accrued interest.

     "Depositary" means the Person designated as Depositary by the Company pursuant to Section 201(a) until a successor depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder. For purposes of this Indenture, unless otherwise specified pursuant to Section 201(a), any such Depositary shall, at the time of its designation and at all times during which it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

     "Disinterested Director" means, with respect to any proposed transaction between the Company, a Restricted Subsidiary of the Company or an Eligible Joint Venture, as applicable, and an Affiliate thereof, a member of the Board of Directors who would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in, such Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Stock of the Company.

     "Eligible Joint Venture" means a Joint Venture (other than a Subsidiary)
(i) that is or shall be formed with respect to the construction, development, acquisition, servicing, ownership, operation or management of one or more Permitted Facilities and (ii) in which the Company and Kiewit together, directly or indirectly, own at least 50% of the Capital Stock therein (of which the Company must own at least half (in any event not less than 25% of the total outstanding Capital Stock)) and (iii) in respect of which the Company alone or in combi-nation with Kiewit, directly or indirectly, (a) controls, by voting power, board or management committee membership, or through the provisions of any applicable partnership, shareholder or other similar agreement or under an operating, maintenance or management agreement or otherwise, the management and operation of the Joint Venture or any Permitted Facilities of the Joint Venture or (b) otherwise has significant influence over the management or operation of the Joint Venture or any Permitted Facility of the Joint Venture in all material respects (significant influence includes, without limitation, the right to control or veto any material act or decision) in connection with such management or operation. Any Joint Venture that is an Eligible Joint Venture pursuant to this definition because of the ownership of Capital Stock therein by Kiewit shall cease to be an Eligible Joint Venture if (x) Kiewit disposes of any securities issued by the Company and, as a result of such disposition, Kiewit becomes the beneficial owner (as such term is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of less than 25% of the outstanding shares of Voting Stock of the Company or (y)
(I) as a result of any action other than a disposition of securities by Kiewit, Kiewit becomes the beneficial owner of less than 25% of the outstanding shares of Voting Stock of the Company and (II) thereafter Kiewit disposes of any securities issued by the Company as a result of which the beneficial ownership by Kiewit of the outstanding Voting Stock of the Company is further reduced, provided that thereafter such Joint Venture may become an Eligible Joint Venture if Kiewit becomes the beneficial owner of at least 25% of the outstanding shares of Voting Stock of the Company and the other conditions set forth in this definition are fulfilled.

     "Exchange Act" refers to the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

     "Exchange Offer Registration Statement" has the meaning given to that term in the Registration Rights Agreement.

     "Exchange Securities" means the 9 1/2% Senior Notes due 2006 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

     "Fixed Charge Ratio" means the ratio, on a pro forma basis, of (i) the aggregate amount of Consolidated EBITDA of any Person for the Reference Period immediately prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Ratio (the "Transaction Date") to (ii) the aggregate Consolidated Fixed Charges of such Person during such Reference Period, provided that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Fixed Charges, (1) the Incurrence of the Debt giving rise to the need to calculate the Fixed Charge Ratio and the application of the proceeds therefrom (including the retirement or defeasance of Debt) shall be assumed to have occurred on the first day of the Reference Period, (2) Asset Sales and Asset Acquisitions that occur during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date (but including any Asset Acquisition to be made with the Debt Incurred pursuant to
(1) above) and any related retirement of Debt pursuant to an Offer to Purchase (in the amount of the Excess Proceeds with respect to which such Offer to Purchase has been made or would be made on the Transaction Date if the purchase of Securities pursuant to such Offer to Purchase has not occurred on or before the Transaction Date) shall be assumed to have occurred on the first day of the Reference Period, (3) the Incurrence of any Debt during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date and the application of the proceeds therefrom (including the retirement or defeasance of other Debt) shall be assumed to have occurred on the first day of such Reference Period, (4) Consolidated Interest Expense attributable to any Debt (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period unless the obligor on such Debt is a party to an Interest Rate Protection Agreement (that shall remain in effect for the twelve month period after the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used and (5) there shall be excluded from Consolidated Fixed Charges any Consolidated Fixed Charges related to any amount of Debt that was outstanding during or subsequent to the Reference Period but is not outstanding on the Transaction Date, except for Consolidated Fixed Charges actually incurred with respect to Debt borrowed (as adjusted pursuant to clause (4)) (x) under a revolving credit or similar arrangement to the extent the commitment thereunder remains in effect on the Transaction Date or (y) pursuant to the provision described in clause (iii) of Section 1008(b). For the purpose of making this computation, Asset Sales and Asset Acquisitions that have been made by any Person that has become a Restricted Subsidiary of the Company or an Eligible Joint Venture or been merged with or into the Company or any

Restricted Subsidiary of the Company or an Eligible Joint Venture during the Reference Period, or subsequent to the Reference Period and prior to the Transaction Date shall be calculated on a pro forma basis, as shall be all the transactions contemplated by the calculations referred to in clauses (1) through (5) above with respect to the Persons or businesses that were the subject of such Asset Sales and Asset Acquisitions, assuming such Asset Sales or Asset Acquisitions occurred on the first day of the Reference Period.

     "Foreign Asset Disposition" means an Asset Disposition in respect of the Capital Stock or Property of a Restricted Subsidiary of the Company or an Eligible Joint Venture to the extent that the proceeds of such Asset Disposition are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the U.S. as in effect as of the date of this Indenture, applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of the Company's audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     "Global Security" means a Security evidencing all or a part of the Securities, issued in the name of the nominee of the Depositary, or pursuant to the Depositary's instruction, in accordance with Section 201(a) and bearing the legend for such Securities prescribed in Section 206(d).

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any Debt obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements (other than solely by reason of being a general partner of a partnership), or by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay, or to maintain financial statement condi-tions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business or the grant of a Lien in connection with any Non-Recourse Debt. The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder," "holder of Securities," "Securityholder" and other similar terms are defined to mean the registered holder of any Security.

     "Illiquidity Event" has the meaning given to that term in the Registration Rights Agreement.

     "Incur" means with respect to any Debt, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Debt, provided that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Debt. The term "Incurrence" has a corresponding meaning.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

     "Initial Purchaser" means CS First Boston Corporation.

     "Initial Securities" means the 9 1/2% Senior Notes due 2006 issued under this Indenture on the Issue Date.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

     "Interest Rate Protection Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement intended to protect such Person against fluctuations in interest rates to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "Initial Shelf Registration Statement" has the meaning given to that term in the Registration Rights Agreement.

     "Investment" in a Person means any investment in, loan or advance to, Guarantee on behalf of, directly or indirectly, or other transfer of assets to such Person (other than sales of products and services in the ordinary course of business).

     "Investment Grade" means with respect to the Securities, (i) in the case of S&P, a rating of at least BBB-, (ii) in the case of Moody's, a rating of at least Baa3, and (iii) in the case of a Rating Agency other than S&P or Moody's, the equivalent rating, or in each case, any successor, replacement or equivalent definition as promulgated by S&P, Moody's or other Rating Agency as the case may be.

     "Issue Date" means the date on which the Securities are first authenticated and delivered under the Indenture.

     "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

     "Kiewit" means and includes Kiewit Energy Company and any other Subsidiary of Peter Kiewit Sons', Inc., Kiewit Construction Group Inc. or Kiewit Diversified Group, Inc.

     "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property, but shall not include any partnership, joint venture, shareholder, voting trust or other similar governance agreement with respect to Capital Stock in a Subsidiary or Joint Venture. For purposes of this Indenture, the Company shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Cash Proceeds" from an Asset Disposition means cash payments received (including any cash payments received by way of a payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received (including any cash received upon sale or disposition of any such note or receivable), excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property disposed of in such Asset Disposition or received in any form other than cash) therefrom, in each case, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses of any kind (including consent and waiver fees and any applicable premiums, earn-out or working interest payments or payments in lieu or in termination thereof) incurred, (ii) all federal, state, provincial, foreign and local taxes and other governmental charges required to be accrued as a liability under GAAP (a) as a consequence of such Asset Disposition, (b) as a result of the repayment of any Debt in any jurisdiction other than the jurisdiction where the Property disposed of was located or (c) as a result of any repatriation of any proceeds of such Asset Disposition, (iii) a reasonable reserve for the after-tax cost of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture in connection with such Asset Disposition (but excluding any payments that by the terms of the indemnities shall not, under any circumstances, be made during the term of the Securities),
(iv) all payments made on any Debt that is secured by such Property, in accordance with the terms of any Lien upon or with respect to such Property, or that must by its terms or by applicable law or in order to obtain a required consent or waiver be repaid out of the proceeds from or in connection with such Asset Disposition, and (v) all distributions and other payments made to holders of Capital Stock of Restricted Subsidiaries or Eligible Joint Ventures (other than the Company or its Restricted Subsidiaries) as a result of such Asset Disposition.

         "Net Income" of any Person for any period means the net income (loss) of such Person for such period, determined in accordance with GAAP, except that extraordinary and non-recurring gains and losses as determined in accordance with GAAP shall be excluded.

         "Net Worth" of any Person is defined to mean, as of any date, the aggregate of capital, surplus and retained earnings (including any cumulative currency translation adjustment) of such Person and its consolidated Subsidiaries as would be shown on a consolidated balance sheet of such Person and its consolidated Subsidiaries prepared as of such date in accordance with GAAP. When the "Person" referred to above is the Company, the foregoing references to "Subsidiaries" shall be deemed to refer to "Restricted Subsidiaries."

     "Non-Recourse", as applied to any Debt or any sale-leaseback, means any project financing that is or was Incurred with respect to the development, acquisition, design, engineering, procurement, construction, operation, ownership, servicing or management of one or more Permitted Facilities in respect of which the Company or one or more Restricted Subsidiaries or Eligible Joint Ventures has a direct or indirect interest, provided that such financing is without recourse to the Company, any Restricted Subsidiary or any Eligible Joint Venture other than any Restricted Subsidiary or any Eligible Joint Venture that does not own any Property other than one or more of such Permitted Facilities or a direct or indirect interest therein, provided further that such financing may be secured by a Lien on only (i) the Property that constitutes such Permitted Facilities, (ii) the income from and proceeds of such Permitted Facility, (iii) the Capital Stock of, and other Investments in, any Restricted Subsidiary or Eligible Joint Venture that owns the Property that constitutes any such Permitted Facility and (iv) the Capital Stock of, and other Investments in, any Restricted Subsidiary or Eligible Joint Venture obligated with respect to such financing and of any Subsidiary or Joint Venture (that is a Restricted Subsidiary or an Eligible Joint Venture) of such Person that owns a direct or indirect interest in any such Permitted Facility, and provided further that an increase in the amount of Debt with respect to one or more Permitted Facilities pursuant to the financing provided pursuant to the terms of this definition (except for the first refinancing of Construction Financing) may not be Incurred to fund or enable the funding of any dividend or other distribution in respect of Capital Stock. The fact that a portion of financing with respect to a Permitted Facility is not Non-Recourse shall not prevent other portions of the financing with respect to such Permitted Facility from constituting Non-Recourse Debt if the foregoing requirements of this definition are fulfilled with respect to such other portions.

     "Offer to Purchase" means, as appropriate, a Change of Control Offer pursuant to Section 1013 or an Excess Proceeds Offer pursuant to Section 1015.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the President or any Vice President and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Assistant Controller, the Secretary or any Assistant Secretary of the Company and delivered to the Trustee. Each such certificate will comply with Section 314 of the Trust Indenture Act and include the statements provided for in this Indenture if and to the extent required thereby.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or who may be other counsel satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in this Indenture, if and to the extent required thereby.

     "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities that have come due or that are to be called for redemption, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or a Restricted Subsidiary) in trust for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for giving such notice within 10 days of such date of determination, satisfactory to the Trustee, has been made;

          (iii) Securities that have been paid pursuant to Section 207 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide pur-chaser in whose hands such Securities are valid obligations of the Company; and

          (iv) Securities as to which Defeasance has been effected pursuant to
     Section 1202;

provided that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company or any other obligor upon the Securities or any Affiliate or Restricted Subsidiary of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded, Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Restricted Subsidiary of the Company or any Affiliate of the Company or of such other obligor.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

     "Permitted Facility" means (i) an electric power or thermal energy generation or cogeneration facility or related facilities (including residual waste management and facilities that use thermal energy from a cogeneration facility), and its or their related electric power transmission, fuel supply and fuel transportation facilities, together with its or their related power supply, thermal energy and fuel contracts and other facilities, services or goods that are ancillary, incidental, necessary or reasonably related to the marketing, development, construction, management, servicing, ownership or operation of the foregoing, owned by a utility or otherwise, as well as other contractual arrangements with customers, suppliers and contractors or (ii) any infrastructure facilities related to (A) the treatment of water for municipal and other uses, (B) the treatment and/or management of waste water, (C) the treatment, management and/or remediation of waste, pollution and/or potential pollutants and (D) any other process or environmental purpose.

     "Permitted Facilities Debt" means any Debt that is or was Incurred with respect to the direct or indirect development, acquisition, design, engineering, procurement, construction, operation, ownership, servicing or management of one or more Permitted Facilities (x) currently in development by the Company (directly or indirectly) or which are hereafter acquired or developed by the Company (directly or indirectly) and (y) in which the Company or one or more Restricted Subsidiaries or Eligible Joint Ventures has a direct or indirect interest.

     "Permitted Funding Company Loans" means (a) Debt of a Restricted Subsidiary, all the Capital Stock of which is owned, directly or indirectly by the Company and that (x) does not own any direct or indirect interest in a Permitted Facility and (y) is not directly or indirectly obligated on any Debt owed to any Person other than the Company, a Restricted Subsidiary or an Eligible Joint Venture (a "Funding Company"), owed to a Restricted Subsidiary or an Eligible Joint Venture that is not directly or indirectly obligated on any Debt owed to any Person other than the Company, a Restricted Subsidiary or an Eligible Joint Venture (a "Holding Company"), provided that such Debt (i) does not require that interest be paid in cash at any time sooner than six months after the final Stated Maturity of the Securities, (ii) does not require any payment of principal at any time sooner than six months after the final Stated Maturity of the Securities, (iii) is subordinated in right of payment to all other Debt of such Restricted Subsidiary other than Debt Incurred pursuant to clause (vii) of Section 1009(b), all of which shall be pari passu and (iv) is evidenced by a subordinated note in the form attached to the Indenture as Exhibit A and that shall not contain or be governed by any contractual provisions other than those set forth in Exhibit A, and (b) Debt of a Holding Company to a Funding Company.


     "Permitted Investment" means any Investment that is made directly or indirectly by the Company and its Restricted Subsidiaries in (i) a Restricted Subsidiary or Eligible Joint Venture (excluding for the purpose of this clause
(i) any Construction Financing) that, directly or indirectly, is or shall be engaged in the construction, development, acquisition, operation, servicing, ownership or management of a Permitted Facility or in any other Person as a result of which such other Person becomes such a Restricted Subsidiary or an Eligible Joint Venture, provided that at the time that any of the foregoing Investments is proposed to be made, no Event of Default or event that, after giving notice or lapse of time or both, would become an Event of Default, shall have oc-curred and be continuing, (ii) Construction Financing provided by the Company
(A) to any of its Restricted Subsidiaries (other than an Eligible Joint Venture) up to 100% of the Construction Financing required by such Restricted Subsidiary and (B) to any Eligible Joint Venture a portion of the Construction Financing required by such Eligible Joint Venture that does not exceed the ratio of the Capital Stock in such Eligible Joint Venture that is owned directly or indirectly by the Company to the total amount of the Capital Stock in such Eligible Joint Venture that is owned directly and indirectly by the Company and Kiewit together (provided that the Company may provide such Construction Financing to such Eligible Joint Venture only if Kiewit provides the balance of such Construction Financing or otherwise causes it to be provided), if, in either case, (x) the aggregate proceeds of all the Construction Financing provided is not more than 85% of the sum of the aggregate proceeds of such Construction Financing and the aggregate owners' equity investment in such Restricted Subsidiary or such Eligible Joint Venture, as the case may be, (y) the Company receives a pledge or assignment of all the Capital Stock of such Restricted Subsidiary or such Eligible Joint Venture, as the case may be, that is owned by non-governmental Person (other than the Company, its Subsidiaries or the Eligible Joint Ventures) that is permitted to be pledged for such purpose under applicable law and (z) neither the Company nor Kiewit reduces its beneficial ownership in such Restricted Subsidiary or such Eligible Joint Venture, as the case may be, prior to the repayment in full of the Company's portion of the Construction Financing, (iii) any Cash Equivalents, (iv) prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits in the ordinary course of business consistent with past practice, (v) loans and advances to employees made in the ordinary course of business and consistent with past practice, (vi) Debt incurred pursuant to Currency Protection Agreements and Interest Rate Protection Agreements as otherwise permitted by this Indenture, (vii) bonds, notes, debentures or other debt securities and instruments received as a result of Asset Dispositions to the extent permitted by Sections 1015 and 1021, (viii) any Lien permitted under
Section 1012 and (ix) bank deposits and other Investments (to the extent they do not constitute Cash Equivalents) required by lenders in connection with any Non-Recourse Debt, provided that the President or the Chief Financial Officer of the Company determines in good faith, as evidenced by an Officers' Certificate, that such bank deposits or Investments are required to effect such financings and are not materially more restrictive, taken as a whole, than comparable requirements, if any, in comparable financings in the applicable jurisdiction or (x) any Person to the extent made with Capital Stock (other than Redeemable Stock) of the Company (whether by way of purchase, merger, consolidation or otherwise) to the extent permitted under Section 1021.

     "Permitted Joint Venture" means a Joint Venture (i) that is or shall be formed with respect to the construction, development, acquisition, servicing, ownership, operation or management of one or more Permitted Facilities and (ii) in which (A) the Company or (B) the Company and Kiewit together, directly or indirectly, own at least 70% of the Capital Stock therein (of which the Company must own at least half (in any event not less than 35% of the total outstanding Capital Stock)), provided that if applicable non-U.S. law restricts the amount of Capital Stock that the Company may own, the Company must own at least 70% of the amount of Capital Stock that it may own pursuant to such law, which in any event must be not less than 35% of the total outstanding Capital Stock therein and (iii) in respect of which the Company alone or in combination with Kiewit, directly or indirectly, (a) controls, by voting power, board or management committee membership, or through the provisions of any applicable partnership, shareholder or other similar agreement or under an operating, maintenance or management agreement or otherwise, the management and operation of the Joint Venture or any Permitted Facilities of the Joint Venture or (b) otherwise has significant influence over the management or operation of the Joint Venture or any Permitted Facility of the Joint Venture in all material respects (significant influence includes, without limitation, the right to control or veto any material act or decision) in connection with such management or operation. Any Joint Venture that is a Permitted Joint Venture pursuant to this definition because of the ownership of Capital Stock therein by Kiewit shall cease to be a Permitted Joint Venture if (x) Kiewit disposes of any securities issued by the Company and, as a result of such disposition, Kiewit becomes the beneficial owner (as such term is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of less than 25% of the outstanding shares of Voting Stock of the Company or (y) (I) as a result of any action other than a disposition of securities by Kiewit, Kiewit becomes the beneficial owner of less than 25% of the outstanding shares of Voting Stock of the Company and (II) thereafter Kiewit disposes of any securities issued by the Company as a result of which the beneficial ownership by Kiewit of the outstanding Voting Stock of the Company is further reduced, provided that thereafter such Joint Venture may become a Permitted Joint Venture if Kiewit becomes the beneficial owner of at least 25% of the outstanding shares of the Voting Stock of the Company and the other conditions set forth in this definition are fulfilled.

     "Permitted Payments" means, with respect to the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture, (i) any dividend on shares of Capital Stock of the Company payable (or to the extent paid) solely in Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to purchase Capital Stock (other than Redeemable Stock) of the Company and any distribution of Capital Stock (other than Redeemable Capital Stock) of the Company in respect of the exercise of any right to convert or exchange any instrument (whether Debt or equity and including Redeemable Capital Stock) into Capital Stock (other than Redeemable Capital Stock) of the Company, (ii) the purchase or other acquisition or retirement for value of any shares of the Company's Capital Stock, or any option, warrant or other right to purchase shares of the Company's Capital Stock with additional shares of, or out of the proceeds of a substantially contemporaneous issuance of, Capital Stock other than Redeemable Stock, (iii) any defeasance, redemption, purchase or other acquisition for value of any Debt that by its terms ranks subordinate in right of payment to the Securities with the proceeds from the issuance of (x) Debt that is subordinate to the Securities at least to the extent and in the manner as the Debt to be defeased, redeemed, purchased or otherwise acquired is subordinate in right of payment to the Securities, provided that such subordinated Debt provides for no mandatory payments of principal by way of sinking fund, mandatory redemption or otherwise (including defeasance) by the Company (including, without limitation, at the option of the holder thereof other than an option given to a holder pursuant to a "change of control" or an "asset disposition" covenant that is no more favorable to the holders of such Debt than comparable covenants for the Debt being defeased, redeemed, purchased or acquired or, if none, Sections 1013 and 1015 and such Debt is not in an amount (net of any original issue discount) greater than, any Stated Maturity of the Debt being replaced and the proceeds of such subordinated Debt are utilized for such purpose within 45 days of issuance or (y) Capital Stock (other than Redeemable Stock), (iv) Restricted Payments in an amount not to exceed $75 million in the aggregate provided that no payment may be made pursuant to this clause (iv) if an Event of Default, or an event that, after giving notice or lapse of time or both, would become an Event of Default, has occurred and is continuing, (v) any payment or Investment required by applicable law in order to conduct business operations in the ordinary course, (vi) a Permitted Investment and (vii) Investments in Unrestricted Subsidiaries and other Persons that are not Restricted Subsidiaries or Eligible Joint Ventures in an amount not to exceed $100 million in the aggregate, provided that no payment or Investment may be made pursuant to this clause (vii) if an Event of Default, or an event that, after giving notice or lapse of time or both, would become an Event of Default, has occurred and is continuing. Notwithstanding the foregoing, the amount of Investments that may be made pursuant to clauses (iv) and (vii), as the case may be, may be increased by the net reduction in Investments of the type made previously pursuant to clauses (iv) and (vii), as the case may be, that result from payments of interest on Debt, dividends, or repayment of loans or advances, the proceeds of the sale or disposition of the Investment or other return of the amount of the original Investment to the Company, the Restricted Subsidiary or the Eligible Joint Venture that made the original Investment from the Person in which such Investment was made or any distribution or payment of such Investment to the extent that such distribution or payment constituted either a Restricted Payment or a Permitted Payment, provided that (x) the aggregate amount of such payments shall not exceed the amount of the original Investment by the Company, such Restricted Subsidiary or Eligible Joint Venture that reduced the amount available pursuant to clause
(iv) or clause (vii), as the case may be, for making Restricted Payments and
(y) such payments may be added pursuant to this proviso only to the extent such payments are not included in the calculation of Adjusted Consolidated Net Income.

     "Permitted Working Capital Facilities" means one or more loan or credit agreements providing for the extension of credit to the Company for the Company's working capital purposes, which credit agreements shall be ranked pari passu with or subordinate to the Securities in right of payment and may be secured or unsecured.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 207 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) or preferred or preference stock of such Person that is outstanding or issued on or after the Issue Date of the Securities.

     "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchaser to issue and deliver to the Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

     "Private Exchange Securities" means the 9 1/2% Senior Notes due 2006 to be issued pursuant to this Indenture in connection with a Private Exchange effected pursuant to the Registration Rights Agreement.

     "Property" of any Person means all types of real, personal, tangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

     "Purchase Date" means, as appropriate, the Change of Control Purchase Date under Section 1013 or the Excess Proceeds Purchase Date under Section 1015.

     "Purchase Money Debt" means Debt representing, or Incurred to finance, the cost of acquiring any Property, provided that (i) any Lien securing such Debt does not extend to or cover any other Property other than the Property being acquired and (ii) such Debt is incurred, and any Lien with respect thereto is granted, within 18 months of the acquisition of such Property.

     "Rating Agencies" means (i) S&P and (ii) Moody's or (iii) if S&P or Moody's or both do not make a rating of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P, Moody's or both, as the case may be.

     "Rating Category" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories), (ii) with respect to Moody's, any of the following categories: Ba, B, Caa,

Ca, C and D (or equivalent successor categories) and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P, 1, 2 and 3 for Moody's or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, shall constitute a decrease of one gradation).

     "Rating Decline" means the occurrence of the following on, or within 90 days after, the earlier of (i) the occurrence of a Change of Control and (ii) the date of public notice of the occurrence of a Change of Control or of the public notice of the intention of the Company to effect a Change of Control (the "Rating Date") which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrading by any of the Rating Agencies): (a) in the event that the Securities are rated by either Rating Agency on the Rating Date as Investment Grade, the rating of the Securities by both such Rating Agencies shall be reduced below Investment Grade, or (b) in the event the Securities are rated below Investment Grade by both such Rating Agencies on the Rating Date, the rating of the Securities by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

     "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Securities, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Debt having a scheduled maturity prior to the Stated Maturity of the Securities, provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require the Company to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Redeemable Stock if the "asset sale" or "change of control" provision applicable to such Capital Stock is no more favorable to the holders of such Capital Stock than the provisions contained in Section 1013 and 1015 and such Capital Stock specifically provides that the Company shall not purchase or redeem any such Capital Stock pursuant to such covenants prior to the Company's purchase of Securities required to be repurchased by the Company under Sections 1013 and 1015.

     "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Reference Period" means the four most recently completed fiscal quarters for which financial information is available preceding the date of a transaction giving rise to the need to make a financial calculation.

     "Registered Exchange Offer" means an offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

     "Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of September 20, 1996 between the Company and the Initial Purchaser.

     "Regular Record Date", for the interest payable on any Interest Payment Date means the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee corporate, the president, any vice president, the secretary, any assistant secretary, any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Payment" means (i) any dividend or other distribution on any shares of the Company's Capital Stock, provided that a dividend or other distribution consisting of the Capital Stock of an Unrestricted Subsidiary shall not constitute a Restricted Payment except to the extent of the portion thereof that is equal to the portion of the total Investment in such Unrestricted Subsidiary that is represented by the Investment that was made pursuant to clause (vii) of the definition of "Permitted Payment," (ii) any payment on account of the purchase, redemption, retirement or acquisition for value of the Company's Capital Stock,
(iii) any defeasance, redemption, purchase or other acquisition or retirement for value prior to the scheduled maturity of any Debt ranked subordinate in right of payment to the Securities other than repayment of Debt of the Company to a Restricted Subsidiary or an Eligible Joint Venture, (iv) any Investment made in a Person (other than the Company or any Restricted Subsidiary or any Eligible Joint Venture) and (v) designating a Restricted Subsidiary as an Unrestricted Subsidiary (the Restricted Payment made upon such a designation to be determined as the fair market value of the Capital Stock of such Restricted Subsidiary owned directly or indirectly by the Company at the time of the designation). Notwithstanding the foregoing, "Restricted Payment" shall not include any Permitted Payment, except that any payment made pursuant to clauses
(iv) and (v) of the definition of "Permitted Payment" shall be counted in the calculation set forth in clause (c) of Section 1010(a).

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Corporation.

     "Securities" means, collectively, the Initial Securities, the Exchange Securities and the Private Exchange Securities.

     "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

     "Senior Debt" means the principal of and interest on all Debt of the Company whether created, Incurred or assumed before, on or after the Issue Date of the Securities (other than the Securities), provided that Senior Debt shall not include (i) Debt that, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, was without recourse to the Company, (ii) Debt of the Company to any Affiliate and (iii) any Debt of the Company that, by the terms of the instrument creating or evidencing the same, is specifically designated as being junior in right of payment to the Securities or any other Debt of the Company.

     "Shelf Registration Statement" means a registration statement filed by the Company, in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to the Registration Rights Agreement.

     "Significant Subsidiary" means a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 209.

     "Stated Maturity" means, with respect to any debt security or any installment of interest thereon, the date specified in such debt security as the fixed date on which any principal of such debt security or any such installment of interest is due and payable.

     "Subsidiary" means, with respect to any Person including, without limitation, the Company and its Subsidiaries, (i) any corporation or other entity of which such Person owns, directly or indirectly, a majority of the Capital Stock or other ownership interests and has ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, and (ii) with respect to the Company and, as appropriate, its Subsidiaries, any Permitted Joint Venture, including, without limitation, Coso Land Company Joint Venture, Coso Finance Partners, Coso Energy Developers and Coso Power Developers, provided that in respect of any Subsidiary that is not a Permitted Joint Venture, the Company must exercise control over such Subsidiary and its Property to the same extent as a Permitted Joint Venture.

     "Subsidiary Refinancing Debt" means Debt issued in exchange for, or the proceeds of which are used to refinance (including to purchase), outstanding Debt of a Restricted Subsidiary or an Eligible Joint Venture, including, without limitation, Construction Financing, in an amount (or, if such new Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount so exchanged or refinanced (plus accrued interest or dividends and all fees, premiums (in excess of accreted value) and expenses related to such exchange or refinancing), for which purpose the amount so exchanged or refinanced shall not exceed, in the case of Debt, to the lesser of (x) the principal amount of the Debt so exchanged or refinanced and (y) if the Debt being exchanged or refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such exchange or refinancing, and, in the case of an equity investment made in lieu or as part of Construction Financing Debt, in an amount not to exceed the capital and surplus shown on the balance sheet of such Restricted Subsidiary or Eligible Joint Venture, provided that (A) such Debt shall be Non-Recourse, if the Debt so exchanged or refinanced is Non-Recourse and (B) the Average Life of the new Debt shall be equal to or greater than the Average Life of the Debt to be exchanged or refinanced, provided further that upon the first refinancing of any Construction Financing of a Restricted Subsidiary or an Eligible Joint Venture, (i) the amount of the Subsidiary Refinancing Debt issued in exchange for or to refinance such Construction Financing shall not be limited by this provision and (ii) the Subsidiary Refinancing Debt issued in exchange for or to refinance such Construction Financing shall not be subject to the provisions of the foregoing clause (B) of this provision.

     "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors Incurred, created, assumed or Guaranteed by such Person or any of its Subsidiaries or Joint Ventures arising in the ordinary course of business.

     "Transfer Restricted Securities" means IAI Securities and the Securities that bear or are required to bear the legend set forth in Section 206(d).

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" shall mean, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that becomes an Unrestricted Subsidiary in accordance with the requirements set forth in the next sentence. The Company may designate any Restricted Subsidiary as an Unrestricted Subsidiary if (a) such designation is in compliance with Section 1010(a) and (b)
after giving effect to such designation, such Subsidiary does not own, directly or indirectly, a majority of the Capital Stock or the Voting Stock of any other Restricted Subsidiary unless such other Restricted Subsidiary is designated as an Unrestricted Subsidiary at the same time. Any such designation shall be effected by filing with the Trustee an Officers' Certificate certifying that such designation complies with the requirements of the immediately preceding sentence. No Debt or other obligation of an Unrestricted Subsidiary may be with recourse to the Company, any of its Restricted Subsidiaries, any Eligible Joint Venture or any of their respective Property except to the extent otherwise permitted by the provisions of this Indenture. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under Section 1009, or (ii) any portion of such Debt could not be incurred thereunder, if the Company could borrow all such remaining Debt pursuant to Section 1008(a).

     "U.S. Government Obligations" means securities that are (i) direct obligations of the U.S. for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the U.S., the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S., that, in either case are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

     "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors (or persons fulfilling similar responsibilities) of such Person.

          (b)Other definitions:

Defined Term                             Defined in Section
------------                             ------------------

Act                                               104
Change of Control Offer                           1013(b)
Change of Control Purchase Date                   1013(b)
Covenant Defeasance                               1203
Defaulted Interest                                210
Defeasance                                        1202
Default Amount                                    502
Excess Proceeds                                   1015(a)
Excess Proceeds Offer                             1015(a)
Excess Proceeds Purchase Date                     1015(e)
Event of Default                                  501
IAI                                               201
IAI Securities                                    201(c)
Ineligible Investments                            1021
Notice of Default                                 501(5)
Paying Agent                                      203
Purchase Agreement                                201
Record Expiration Date                            104
Security Registrar                                203
Surviving Entity                                  801
10% Limit                                         1021

Section 102.   Compliance Certificates and Opinions.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103.   Form of Documents Delivered to Trustee.

     If several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     If any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104.   Acts of Holders; Record Dates.

     Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, if it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. If such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

     The ownership of Securities shall be proved by the Security register kept by the Security Registrar.

     Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant actions whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date; and provided further that for the purpose of determining whether Holders of the requisite principal amount of such Securities have taken such action, no Security shall be deemed to have been Outstanding on such record date unless it is also Outstanding on the date such action is to become effective. Nothing in this paragraph shall prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Record Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 106.

     The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in
Section 512. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date; and provided further that for the purpose of determining whether Holders of the requisite principal amount of such Securities have taken such action, no Security shall be deemed to have been Outstanding on such record date unless it is also Out-standing on the date such action is to become effective. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the matter(s) to be submitted for potential action by Holders and the applicable Record Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 106.

     With respect to any record date set pursuant to this Section 104, the party hereto that sets such record date may designate any day as the "Record Expiration Date" and from time to time may change the Record Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Record Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 106, on or before the existing Record Expiration Date. If a Record Expiration Date is not designated with respect to any record date set pursuant to this Section 104, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Record Expiration Date with respect thereto, subject to its right to change the Record Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Record Expiration Date shall be later than the 180th day after the applicable record date.

     Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 105.   Notices, Etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed, first-class postage prepaid, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Company.

Section 106.  Notice to Holders; Waiver.

     When this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. Neither the failure to mail or give such notice as otherwise provided herein, nor any defect in any notice so mailed or given to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. When this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 107.  Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this

Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 108.   Effect of Headings and Table of Contents.

     The Article and Section headings herein, the Cross-Reference Table and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109.   Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 110.   Separability Clause.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 111.   Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture. This Indenture may not be used to interpret another indenture, loan agreement or debt agreement of the Company or any of its Subsidiaries. No such other indenture or loan or debt agreement may be utilized to interpret this Indenture.

Section 112.   Governing Law.

     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE

BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE SECURITIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section 113.   Legal Holidays.

     If any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date but may be made on the next succeeding Business Day with the same force and effect (including with respect to the accrual of interest) as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity.

Section 114.   No Recourse Against Others.

     A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

Section 115.   Duplicate Originals.

     All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

                                  ARTICLE TWO

                                 The Securities

Section 201.   Global and Certificated Securities.

     The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form set out in Section 302. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set out in Section 303. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company) or as required by Section 206(d). Each Security shall be dated the date of its authentication.

     The Initial Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated September 18, 1996, between the Company and the Initial Purchaser (the "Purchase Agreement").

     (a) Global Securities. Initial Securities offered and sold to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) (a "QIB") in reliance on Rule 144A under the Securities Act ("Rule 144A") as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form without interest coupons with the global security legend and restricted security legend set forth in Section 206(d) hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

     The Depositary Trust Company shall act as initial Depositary. If at any time the Depositary for the Securities represented by one or more Global Securities notifies the Company that it is unwilling or unable to continue as Depositary of the Securities or if at any time the Depositary shall no longer be eligible as provided in the second sentence of the definition of "Depositary" and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company shall promptly execute, and the Trustee shall promptly authenticate and deliver, Securities in Certificated form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security or Securities then outstanding in exchange for such Global Security or Securities, and this
Section 201(a) and Section 201(b) shall no longer be applicable to the Securities. In addition, the Company may at any time and in its sole discretion determine that the Securities shall no longer be represented by Global Securities. In such event the Company shall promptly execute, and the Trustee, upon receipt of a Company Order evidencing such determination by the Company, shall promptly authenticate and deliver, Securities in Certificated form without coupons, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Global Security or Securities then outstanding in exchange for such Global Security or Securities and this Section 201(a) and Section 201(b) shall no longer be applicable to the Securities. Upon the exchange of the Global Securities for such Securities in Certificated form without coupons, in authorized denominations, such Global Securities shall be cancelled by the Trustee. Such Securities in Certificated form issued in exchange for the Global Securities pursuant to this Section 201(a) and Section 201(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

                  Notwithstanding any other provision hereof to the contrary, so long as the outstanding Securities are represented by one or more Global Securities, the Company shall pay or cause to be paid the principal of, and interest on, such Global Securities to the Depositary or its nominee by wire transfer of immediately available funds on the date such payments are due in accordance with the operational arrangements of the Depositary, as such arrangements are amended from time to time.

     (b) Book-Entry Provisions. This Section 201(b) shall apply only to the Global Security or Securities deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee shall, in accordance with this
Section 201(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to the Global Security or Securities held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security or Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in the Global Security or Securities.

     (c) Certificated Securities. Except as provided in this Section or Sections 206 or 208, owners of beneficial interests in the Global Security or Securities will not be entitled to receive physical delivery of Certificated Securities. Purchasers of Initial Securities who are institutional "accredited investors" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (each an "IAI") and who are not QIBs will receive certificated Initial Securities which (subject to the other provisions of Section 206) will bear the restricted securities legend set forth in Section 206(d) hereto (such securities as held by an IAI are herein referred to as "IAI Securities"); provided, however, that upon transfer of such certificated Initial Securities to a QIB such certificated Initial Securities will, unless the Global Securities have previously been exchanged, be exchanged for an interest in a Global Security pursuant to the provisions of Section 206.

Section 202.   Execution and Authentication.

     The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 203.    Registrar and Paying Agent.

     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Security Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Security Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Security Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent.

If the Company fails to maintain a Security Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607. The Company or any of its U.S. wholly owned Subsidiaries may act as Paying Agent, Security Registrar, co-registrar or transfer agent.

     The Company initially appoints the Trustee as Security Registrar and Paying Agent in connection with the Securities.

Section 204.   Paying Agent To Hold Money in Trust.

     At least one Business Day prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or one of its U.S. wholly owned Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 205.   Holder Lists.


     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Security Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 206.   Transfer and Exchange.

     (a) Transfer and Exchange of IAI Securities. When IAI Securities are presented to the Security Registrar or a co-registrar with a request:

          (x) to register the transfer of such IAI Securities; or

          (y) to exchange such IAI Securities for an equal principal amount of IAI Securities of other authorized denominations,

the Security Registrar or co-registrar shall register the transfer or make the exchange as requested if the requirements set forth in this Indenture for such transaction are met; provided, however, that the IAI Securities surrendered for transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 206(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

               (A) if such IAI Securities are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Security); or

               (B) if such IAI Securities are being transferred to the Company, a certification to that effect (in the form set forth on the reverse of the Security); or

               (C) if such IAI Securities are being transferred (w) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or (x) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security), and (ii) if the Company so requests, other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 206(d)(i).

     (b) Restrictions on Transfer of an IAI Security for a Beneficial Interest in a Global Security. An IAI Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of an IAI Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) certification (in the form set forth on the reverse of the Security), that such IAI Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

          (ii) written instructions (which may be in the form of electronic instructions) directing the Trustee to make, or to cause to be made, an adjustment on its books and records with respect to the Global Security or Securities to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security or Securities, then the Trustee shall cancel or cause to be cancelled such IAI Security in accordance with the standing instructions and procedures existing between the Depositary and the Security Registrar, the aggregate principal amount of Securities represented by the Global Security or Securities to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

     (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of the Global Security or Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor, if applicable.

          (ii) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 208), the Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (iii) In the event that a Global Security is exchanged for Certificated Securities pursuant to Section 208, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are consistent with the provisions of this Section 206 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A) and such other procedures as may from time to time be adopted by the Company.

               (d) Legend.

          (i) Except as permitted by this Section 206, each Security certificate evidencing a Global Security and each Security certificate evidencing an IAI Security (and all Securities issued in exchange or substitution for a Global Security or IAI Security) shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON THE TRANSFEROR REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT, AND THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

     Each IAI Security will also bear the following additional legend:*

          "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT AND THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT AND THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

     Each Global Security will also bear the following legend:**

          "This Security is issued in global form and registered in the name of the Depositary or a nominee thereof. Unless and until it is exchanged in whole or in part for Securities in definitive form in accordance with the terms hereof and of the Indenture referred to on the reverse hereof, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of the Depositary or its nominee and any payment is made to the Depositary or its nominee, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof has an interest herein."

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a Certificated Security, the Security Registrar shall permit the Holder

--------
* Include if a IAI Security to be held by an institutional "accredited investor" (as defined in Rule 501(a), (1), (2), (3) or (7) under the Securities Act).
* This legend should only be added if the Security is issued in global form.

                  thereof to exchange such Transfer Restricted Security for a Certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security;

                                            (B)  in the case of any Transfer
                  Restricted Security that is represented by a Global Security, the Security Registrar shall permit the Holder thereof to request the issuance of a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the sale or exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Security Registrar (such certification to be in the form set forth on the reverse of the Security).

          (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring that any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security without legends will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities or upon receipt of directions to transfer such Holder's interest in a Global Security, as applicable.

          (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply, certificated Initial Securities with the restricted securities legend set forth in Section 206(d) hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated form will be available to Holders that do exchange such Initial Securities in such Registered Exchange Offer.

          (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain holders be issued in global form will still apply, and Private Exchange Securities in global form with the Restricted Securities Legend set forth in Section 206(d) hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

     (e) Cancellation or Adjustment of Global Securities. At such time as all beneficial interests in the Global Securities have either been exchanged for certificated Securities, redeemed, repurchased or cancelled, such Global Securities shall be returned to the Trustee for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interests in the Global Securities are exchanged for certificated Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Securities shall be reduced and an adjustment shall be made by the Trustee or the custodian to reflect such reduction on the books and records of the custodian for such Global Securities with respect to such Global Securities.

     (f) Obligations with Respect to Transfers and Exchanges of Securities.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate within a reasonable time Certificated Securities, IAI Securities and Global Securities at the Security Registrar's or co-registrar's written request accompanied by an equal principal amount of Securities to be cancelled and, if the Security Registrar is not the Trustee, the Security Registrar shall provide to the Trustee an opinion of counsel acceptable to the Trustee and the Company to the effect that the Security Registrar has received all of the instruments and documents required by this Section 206 for such transfer or exchange.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Security Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Security Registrar or any co-registrar shall be affected by notice to the contrary.

          (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

     (g) IAI Purchasers. Each purchaser of Securities that is an IAI must execute and deliver a purchaser's letter for the benefit of the Initial Purchaser and the Company, substantially in the form of the Appendix hereto, whereby such IAI (a) agrees to the restrictions on transfer set forth in this Indenture, (b) confirms that it is (i) acquiring Securities having a minimum purchase price of not less than $500,000 for any separate account for which it is acting; (ii) acquiring such Securities for certain qualified accounts, as specified therein over which it exercises sole investment discretion; and (iii) not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling any of the Securities except in accordance with Rule 144A under the Securities Act, and (c) acknowledges that the registrar and transfer agent for the Securities will not be required to accept for registration of transfer any Securities acquired by it, except upon presentation of evidence satisfactory to the Company and the transfer agent that the restrictions on transfer set forth above have been complied with, and that any such Securities will be in Certificated form bearing the restricted Securities and IAI Securities legends set forth in Section 206(d).

     (h) No Obligation of the Trustee.

          (i) The Trustee (whether in its capacity as trustee, Security Registrar or Paying Agent) shall have no responsibility or obligation to any beneficial owner of any Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in the Global Securities shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee (whether in its capacity as trustee, Security Registrar or Paying Agent) may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

          (ii) The Trustee (whether in its capacity as trustee, Security Registrar or Paying Agent) shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law, regulations or exchange rules with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in the Global Securities, or transfers of registered or beneficial ownership interests in Global Securities to any IAI or in IAI Securities from any IAI) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 207.    Mutilated, Destroyed, Lost and Stolen Securities.

         If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section 207 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section 207 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 208.   Temporary Securities and Certificated Securities.

     (a) Until Certificated Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Certificated Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Securities and deliver them in exchange for temporary Securities.

                  (b) The Global Security or Securities deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to
Section 201 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Securities, only if such transfer complies with Section 206 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) a Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

     (c) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Securities, an equal aggregate principal amount of Initial Securities of authorized denominations. Any portion of the Global Securities transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any Initial Security delivered in exchange for an interest in a Global Security shall, except as otherwise provided by Section 206(d), bear the restricted securities legend set forth in Section 206(d) hereto.

     (d) Subject to the provisions of Section 208(c), the registered Holder of the Global Security may grant proxies and otherwise authorize any Person, including agent members, participants and Persons that may hold interests through agent members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     (e) In the event of the occurrence of any of the events specified in
Section 208(b), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in fully registered form without interest coupons.

Section 209.   Payment of Interest; Interest Rights Preserved.

     Interest on any Security that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Security that is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest that shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in the manner specified in Section 106 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 210.   Persons Deemed Owners.

     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 209) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 211.   Cancellation.

     All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any Offer to Purchase pursuant to
Section 1013 or 1015 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 211, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order; provided that the Trustee shall not be required to destroy cancelled Securities.

Section 212.   Denominations.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof, provided that the IAI Securities shall be issued in minimum denominations of $500,000 and integral multiples of $1,000 above that amount.

Section 213.   Computation of Interest.

     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 214.   CUSIP Numbers.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption or repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers.

Section 215.   Single Class.

     The Company and the Trustee agree that for the purposes of this Indenture, the Initial Securities, the Exchange Securities and the Private Exchange Securities shall be deemed to be a single class of securities.


                                 ARTICLE THREE

                                Form of Security

Section 301.   Forms Generally.

     The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in (i) Section 302, with respect to Initial Securities; and (ii) Section 303 with respect to Exchange Securities and Private Exchange Securities.

Section 301.   Form of Initial Security.

     (A) [FORM OF FACE OF INITIAL SECURITY]

                            CALENERGY COMPANY, INC.
                          9 1/2% Senior Notes due 2006


No. _________                                               $_________________
                                                           CUSIP No. 129466AB4

     CalEnergy Company, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of ___________________ Dollars on September 15, 2006, and to pay interest thereon from September 20, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing March 15, 1997 at the rate of 9 1/2% per annum, until the principal hereof is paid or duly provided for, provided that any principal and premium, if any, and any such installment of interest, that is overdue shall bear interest at the rate of 10 1/2% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for, provided further that if an Illiquidity Event (as defined in the Registration Rights Agreement) occurs, additional interest (in addition to the interest otherwise payable with respect to this Security) shall accrue with respect to this Security until but not including the date on which such Illiquidity Event shall cease to exist (and provided no other Illiquidity Event with respect to any Securities shall then be continuing), at the rate of one half of one percent (0.50%) per annum, which additional interest shall be payable by the Company to the Holders of all Securities at the times, in the manner and subject to the same terms and conditions set forth in the Indenture, as nearly as may be, as though the interest rate provided in this Security had been increased by one half of one percent (0.50%) per annum. Notwithstanding that the Illiquidity Event may cease to exist, in the event that an Exchange Offer Registration Statement or an Initial Shelf Registration Statement has not become effective by September 20, 1998, the interest rate on this Security otherwise payable as provided in the Indenture shall permanently remain increased by such one half of one percent (0.50%) per annum.

     Any such additional interest accrued on this Security but unpaid on the date on which such interest ceases to accrue (the "Cure Date") shall be due and payable on the first Interest Payment Date following the next Regular Record Date following such Cure Date (or the Regular Record Date occurring on such Cure Date, if such Cure Date is a Regular Record Date) to the holders of record of this Security on such record date. Subject to the foregoing, the interest payable, and punctually paid or duly provided for, on any Interest Payment
Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and any interest on this Security shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at such additional offices or agencies as the Company from time to time may designate for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided that payment of the principal of (and premium, if any, on) this Security shall be made only upon presentation and surrender hereof at any such office or agency and, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled there to as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                                        CALENERGY COMPANY, INC.


                                                  By:
                                                    --------------------------
                                                      Title:
Attest:

--------------------------------------------------------
Title:


------------------------------------------------------------------------------

                Form of Trustee's Certificate of Authentication.

Dated:

     This is one of the Securities referred to in the within-mentioned
Indenture.


                                    IBJ SCHRODER BANK & TRUST COMPANY,
                                                            As Trustee


                                    By
                                      ----------------------------------------
                                               Authorized Signatory


     (B) Form of Reverse of Security.

     This Security is one of a duly authorized issue of Securities of the Company designated as its 9 1/2% Senior Notes due 2006 (herein called the "Securities"), limited in aggregate principal amount of $225,000,000, issued and to be issued under an Indenture, dated as of September 20, 1996 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and IBJ Schroder Bank & Trust Company, as Trustee (herein called the "Trustee" which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

     The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after September 15, 2001 and prior to maturity, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period commencing on or after September 15 of the years indicated,

                               Redemption
        Year                     Price

         2001......................104.750%
         2002......................103.167%
         2003......................101.583%
         2004 and thereafter.......100.000%

together in the case of any such redemption with accrued interest, if any, to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

     The Securities do not have the benefit of any sinking fund obligations.

     Upon the occurrence of a Change of Control, the Company shall be required to make an Offer to Purchase all or a specified portion of the Securities at a Purchase Price in cash equal to 101 percent of the principal amount thereof on any Purchase Date plus accrued and unpaid interest, if any, to such Purchase Date, as specified in the Indenture. If the Company, any Restricted Subsidiary or any Eligible Joint Venture consummates an Asset Disposition, under certain circumstances, the Company shall be required to make an Offer to Purchase up to all or a specified portion of the Securities at a Purchase Price in cash equal to 100 percent of the principal amount thereof on any Purchase Date plus accrued and unpaid interest, if any, to such Purchase Date, in an amount equal to any Net Cash Proceeds from such an Asset Disposition that are not used to reinvest in the business of the Company and/or repay in a permanent reduction of Debt of the Company or Debt of its Restricted Subsidiaries or Eligible Joint Ventures. Holders of Securities shall receive notice of any such Offer to Purchase from the Company prior to the related Purchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing on the reverse side of the Security.

     In the event of redemption, or purchase pursuant to an Offer to Purchase, of this Security in part only, a new Security or Securities for the portion hereof not redeemed or purchased shall be issued in the name of the Holder hereof upon surrender of this Security to the Trustee for cancellation thereof.

     The Indenture contains provisions for defeasance at any time of the entire Debt of this Security or certain restrictive covenants and Events of Default with respect to this Security, including, without limitation, covenants relating to Offers to Purchase, in each case upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default shall occur and be continuing, there may be declared due and payable the Default Amount of the Securities, in the manner and with the effect provided in the Indenture. The Default Amount in respect of this Security as of any particular date shall equal 100% of the principal amount of this Security plus accrued and unpaid interest, if any, to such date.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. In addition, without the consent of any Holder of a Security, the Indenture and the Securities may be amended and supplemented to cure any ambiguity or inconsistency, make other changes that shall not adversely affect the rights of the Holders or certain other matters specified in the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not nota-ion of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver, or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25 percent in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase of this Security required to be made pursuant to an Offer to Purchase, on or after the Purchase Date).

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place, manner and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof, provided that IAI Securities shall be issued in minimum denominations of $500,000, and integral multiples of $1,000 above that amount. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     A director, officer, employee, stockholder or incorporator of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed under the State of New York, without regard to principles of conflicts of law.

                                ASSIGNMENT FORM

     To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


-------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

             (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Dated:                              Your Signature:___________________________
                                         (sign exactly as name appears on the
                                          other side of this Security)

Signature Guarantee:___________________________________________________________
                                   (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

           CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                       OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $_______ principal amount of Securities held in (check applicable space) ____ global form or ____ certificated form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Security Registrar by written order or electronically by DWAC to deliver in exchange for its beneficial interest in a Global Security held by the Depositary a Security or Securities in certificated, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

[ ] has requested the Security Registrar by the Assignment or other written order to exchange or register the transfer of the aforementioned principal amount of the attached Security.

The undersigned confirms that the transfer of this Security does not require registration under the Securities Act of 1933, as amended, because, such Security is being:

CHECK ONE BOX BELOW:

     (1) [ ] acquired for the undersigned's own account, without transfer (in satisfaction of Section 206(a)(ii)(A) or 206(d)(ii)(A) of the Indenture); or

     (2) [ ]   transferred to the Company; or

     (3) [ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

     (4) [ ] transferred pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

     (5) [ ] transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

     (6) [ ] transferred pursuant to another available exemption from the registration require-ments of the Securities Act of 1933, as amended, and set forth below.

Unless one of the boxes is checked, the Security Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
(4) or (6) is checked, the Company may require other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend on the face of this Security.

Dated:
                                      -------------------------------
                                            Signature of
                                              Transferor


Signature Guarantee:
                    ----------------------------------------------------------
                    (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, saving and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Section 303. Form of Exchange Security and Private Exchange Security.

     (A)
[OF FACE OF EXCHANGE SECURITY AND PRIVATE EXCHANGE SECURITY]


                            CALENERGY COMPANY, INC.
                         9 1/2% Senior Notes due 2006

No. _________                                                     $__________
                                                          CUSIP No.__________

         CalEnergy Company, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred
to), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of __________________ Dollars on September 15, 2006, and to pay interest thereon from their date of issue and thereafter from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, at the rate of 9 1/2% per annum, until the principal hereof is paid or duly provided for, provided that any principal and premium, if any, and any such installment of interest, that is overdue shall bear interest at the rate of 10 1/2% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forth with cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and any interest on this Security shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at such additional offices or agencies as the Company from time to time may designate for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided that payment of the principal of (and premium, if any, on) this Security shall be made only upon presentation and surrender hereof at any such office or agency and, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled there to as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                                        CALENERGY COMPANY, INC.


                                                By:
                                                   ---------------------------
                                                   Title:
Attest:
       ---------------------------

Title:
       ---------------------------

           --------------------------------------------------------

               Form of Trustee's Certificate of Authentication.

Dated:

         This is one of the Securities referred to in the within-mentioned Indenture.


                               IBJ SCHRODER BANK & TRUST COMPANY,
                                                    As Trustee


                               By
                                 ---------------------------------------
                                        Authorized Signatory


         (B) Form of Reverse of Security.

         This Security is one of a duly authorized issue of Securities of the Company designated as its 9 1/2% Senior Notes due 2006 (herein called the "Securities"), limited in aggregate principal amount of $225,000,000, issued and to be issued under an Indenture, dated as of September 20, 1996 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and IBJ Schroder Bank & Trust Company, as Trustee (herein called the "Trustee" which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after September 15, 2001 and prior to maturity, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period commencing on or after September 15 of the years indicated,

                                                                    Redemption
        Year                                                           Price
        ----                                                        ----------
        2001......................................................    104.750%
        2002......................................................    103.167%
        2003......................................................    101.583%
        2004 and thereafter.......................................    100.000%

together in the case of any such redemption with accrued interest, if any, to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         The Securities do not have the benefit of any sinking fund obligations.

         Upon the occurrence of a Change of Control, the Company shall be required to make an Offer to Purchase all or a specified portion of the Securities at a Purchase Price in cash equal to 101 percent of the principal amount thereof on any Purchase Date plus accrued and unpaid interest, if any, to such Purchase Date. If the Company, any Restricted Subsidiary or any Eligible Joint Venture consummates an Asset Disposition, under certain circumstances, the Company shall be required to make an Offer to Purchase up to all or a specified portion of the Securities at a Purchase Price in cash equal to 100 percent of the principal amount thereof on any Purchase Date, plus accrued and unpaid interest, if any, to such Purchase Date, in an amount equal to any Net Cash Proceeds from such an Asset Disposition that are not used to reinvest in the business of the Company and/or repay in a permanent reduction of Debt of the Company or Debt of its Restricted Subsidiaries or Eligible Joint Ventures. Holders of Securities shall receive notice of any such Offer to Purchase from the Company prior to the related Purchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing on the reverse side of the Security.

         In the event of redemption, or purchase pursuant to an Offer to Purchase, of this Security in part only, a new Security or Securities for the portion hereof not redeemed or purchased shall be issued in the name of the Holder hereof upon surrender of this Security to the Trustee for cancellation thereof.

         The Indenture contains provisions for defeasance at any time of the entire Debt of this Security or certain restrictive covenants and Events of Default with respect to this Security, including, without limitation, covenants relating to Offers to Purchase, in each case upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default shall occur and be continuing, there may be declared due and payable the Default Amount of the Securities, in the manner and with the effect provided in the Indenture. The Default Amount in respect of this Security as of any particular date shall equal 100% of the principal amount of this Security plus accrued and unpaid interest, if any, to such date.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. In addition, without the consent of any Holder of a Security, the Indenture and the Securities may be amended and supplemented to cure any ambiguity or inconsistency, make other changes that shall not adversely affect the rights of the Holders or certain other matters specified in the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver, or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25 percent in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase of this Security required to be made pursuant to an Offer to Purchase, on or after the Purchase Date).

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place, manner and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         A director, officer, employee, stockholder or incorporator of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

         All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed under the State of New York, without regard to principles of conflicts of law.

                                ASSIGNMENT FORM

         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

-------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Dated:                              Your Signature:
      -----------------------                      ----------------------------
                                           (sign exactly as name appears on the
                                           other side of this Security)

Signature Guarantee:
                    -----------------------------------------------------------
                    (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent
                    Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                      CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                                  OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $_______ principal amount of Securities held in (check applicable space) ____ global form or ____ certificated form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Security Registrar by written order or electronically by DWAC to deliver in exchange for its beneficial interest in a Global Security held by the Depositary a Security or Securities in certificated, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

[ ] has requested the Security Registrar by the Assignment or other written order to exchange or register the transfer of the aforementioned principal amount of the attached Security.

The undersigned confirms that the transfer of this Security does not require registration under the Securities Act of 1933, as amended, because, such Security is being:

CHECK ONE BOX BELOW:

     (1) [ ] acquired for the undersigned's own account, without transfer (in satisfaction of Section 206(a)(ii)(A) or 206(d)(ii)(A) of the Indenture); or

     (2) [ ]  transferred to the Company; or

     (3) [ ]   transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

     (4) [ ] transferred pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

     (5) [ ] transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

     (6) [ ] transferred pursuant to another available exemption from the registration require-ments of the Securities Act of 1933, as amended, and set forth below.

Unless one of the boxes is checked, the Security Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
(4) or (6) is checked, the Company may require other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend on the face of this Security.

Dated:


                                        -------------------------------
                                                  Signature of
                                                  Transferor



Signature Guarantee:
                    -----------------------------------------------------------
                    (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, saving and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)


                                 ARTICLE FOUR

                          Satisfaction and Discharge

Section 401. Satisfaction and Discharge of Indenture.

         This Indenture shall cease to be of further effect and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

              (1) no Securities remain Outstanding;

              (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

              (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, (i) the obligations of the Company to the Trustee under
Section 607, the obligations of the Company to any Authenticating Agent under
Section 614 and (ii) if the Company shall have effected a Defeasance pursuant to Article Twelve, the provisions hereof specified in Section 1202 shall also survive.

                                 ARTICLE FIVE

                                   Remedies

Section 501. Events of Default.

         "Event of Default", whenever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (1) default in the payment of the principal of (or premium, if any, on) any Security at its maturity (whether at final Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise); or

              (2) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

              (3) default in the purchase of Securities, on the applicable Purchase Date, required to be purchased by the Company pursuant to an Offer to Purchase under Section 1013 or Section 1015 as to which an offer has been mailed to Holders or the failure to make such offer as required hereunder; or

              (4) default in the performance, or breach, of any covenant, agreement or warranty of the Company in this Indenture and the Securities (other than a covenant, agreement or warranty a default in whose performance or whose breach is elsewhere in this Section 501 specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25 percent in principal amount at final Stated Maturity of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

              (5) a default or defaults under any bond, debenture, note or other evidence of Debt by the Company or any Significant Subsidiary (or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt by the Company or any Significant Subsidiary) (other than Non-Recourse Debt of Significant Subsidiaries) if either (x) such default results from failure to pay principal of such Debt in excess of $25 million when due after any applicable grace period or (y) as a result of such default, the maturity of such Debt has been accelerated prior to its scheduled maturity and such default has not been cured within the applicable grace period, and such acceleration has not been rescinded, and the principal amount of such Debt, together with the principal amount of any other Debt of the Company and its Significant Subsidiaries (not including Non-Recourse Debt of the Significant Subsidiaries) that is in default as to principal, or the maturity of which has been accelerated, aggregates $25 million or more; or

              (6) the entry by a court of one or more judgments or orders against the Company or any Significant Subsidiary for the payment of money that in aggregate exceeds $25 million (excluding the amount thereof covered by insurance or by a bond written by a Person other than an Affiliate of the Company), which judgments or orders have not been vacated, discharged or satisfied or stayed pending appeal within 60 days from the entry thereof, provided that such a judgment or order shall not be an Event of Default if such judgment or order does not require any payment by the Company or any Significant Subsidiary, except to the extent that such judgment is only against Property that secures Non-Recourse Debt that is otherwise permitted under this Indenture, and the Company could, at the expiration of the applicable 60 day period, after giving effect to such judgement or order and the consequences thereof, Incur at least $1 of Debt under the provisions described in Section 1008(a); or

              (7) the entry by a court having jurisdiction in the premises of
(A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, State or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

              (8) (A) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state, or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (B) the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state, or foreign bankruptcy, insolvency, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary, or (C) the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law, or (D) the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Signifi-cant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or (E) the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or (F) the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

Section 502. Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default (other than an Event of Default specified in Section 501(7) or (8)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25 percent in principal amount at Stated Maturity of the Outstanding Securities may declare the Default Amount of all the Securities to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Default Amount shall become immediately due and payable. If an Event of Default specified in Section 501(7) or (8) occurs, the Default Amount of the Securities then Outstanding shall ipso facto become immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

              (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

              (A) all overdue interest on all Securities (without duplication of any amount thereof paid or deposited pursuant to clause (B) or (C) below),

              (B) the Default Amount of (and premium, if any, on) any Securities that have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on any Purchase Date pursuant to an Offer to Purchase made by the Company) and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by the Securities (without duplication of any amount thereof paid or deposited pursuant to clause (A) above or clause (C) below),

              (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided by the Securities (without duplication of any amount thereof paid or deposited pursuant to clause (A) or
(B) above), and

              (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

              (2) all Events of Default have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if

              (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

              (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the final Stated Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date thereof, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities' principal, premium, if any, and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, premium, if any, and overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504. Trustee May File Proofs of Claim.

         In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its Property or assets or its creditors, the Trustee (irrespective of whether the principal, (premium, if any) or interest of the Securities then shall be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee has made any demand on the Company for the payment of overdue principal, (premium, if any) or interest shall be entitled and empowered, by intervention in such proceeding or otherwise, to file such proofs of claim and other papers or documents and to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee (including any claim for reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
607. To the extent that
payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any amounts due the Trustee under Section 607 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien and shall be paid out of any and all distributions, dividends, money, securities and other properties that the Holders of the Securities may be entitled to receive in such proceedings whether in liquidation or under any plan of reorganization or arrangement or otherwise.

         No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors or other similar committee.

Section 505. Trustee May Enforce Claims Without Possession of Securities.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506. Application of Money Collected.

         Any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

              FIRST: To the payment of all amounts due the Trustee under
Section 607; and

              SECOND: To the payment of the amounts then due and unpaid on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities in respect of principal (and premium, if any) and interest; and

              THIRD: To whosoever may be lawfully entitled thereto, the remainder, if any.

Section 507. Limitation on Suits.

         No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

              (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

              (2) the Holders of not less than 25 percent in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

              (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

              (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

              (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 508. Unconditional Right of Holders to Receive Principal, Premium and
             Interest.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive full payment of the principal, of (and premium, if any) and (subject to Section 209) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption on the Redemption Date or in the case of an Offer to Purchase made by the Company and accepted as to such Security, on the Purchase Date) in accordance with the terms of this Indenture and the Securities and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509.Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510. Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 207, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511. Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512. Control by Holders.

         The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

              (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

              (2) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 513. Waiver of Past Defaults.

         The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

              (1) in the payment of the principal of (or premium, if any) or interest on any Security (including any Security that is required to have been purchased pursuant to an Offer to Purchase that has been made by the Company), or

              (2) in respect of a covenant or provision hereof that under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514. Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act.

Section 515. Waiver of Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                                  The Trustee

Section 601. Certain Duties and Responsibilities.

              (a) The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

              (b) Except during the continuance of an Event of Default,

              (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically re-quired to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not confirm the accuracy of any calculations contained therein.

     (c) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (d) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

              (1) this subsection (d) shall not be construed to limit the effect of subsections (b) or (c) of this Section 601;

              (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

              (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

              (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 602. Notice of Defaults; Notice of Acceleration.

         Within 90 days after the occurrence of any Default or Event of Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default or Event of

Default known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided that, except in the case of a default in any payment of the principal of (or premium, if any) or interest on any Security and any payment required in connection with a Change of Control or an Asset Disposition, the Trustee shall be protected in with holding such notice if and so long as the board of directors, the executive committee or the trust committee corporate or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default or Event of Default of the character specified in Section 501(5), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

Section 603. Certain Rights of Trustee.

         Subject to the provisions of Section 601:

              (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (b) any request, order, demand or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

              (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

              (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

              (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

              (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled (subject to reasonable confidentiality arrangements as may be proposed by the Company) to examine the books, records and premises of the Company, personally or by agent or attorneys;

              (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

              (h) the Trustee shall not be liable for any action taken, suffered or omitted by it and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

Section 604. Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605. May Hold Securities.

         The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to

Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606. Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 607. Compensation and Reimbursement.

         The Company agrees

              (1) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

              (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

              (3) to indemnify the Trustee in its individual capacity and each of its officers, directors, agents and counsel for, and to hold it harmless against, any loss, damage, claim, liability or expense incurred without negligence or bad faith on such Person's part, arising out of or in connection with the acceptance or administration of this Indenture or the performance of any of its powers and duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and complying with any process served upon the Trustee or any such other Person hereunder.

         The Trustee shall have a Lien prior to the Securities with respect to all Property and funds held or collected by the Trustee hereunder for any amount owing to it pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7) or Section 501(8), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

         The Company's obligations under this Section 607 and any Lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article Twelve, any rejection or termination of the Indenture under any Federal or state bankruptcy, insolvency or other similar law or any other termination of this Indenture.

Section 608. Conflicting Interests.

         If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 609. Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder that shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office in the Borough of Manhattan, The City of New York and shall be subject to supervision or examination by Federal or State authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 609 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

Section 610. Resignation and Removal; Appointment of Successor.

              (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

              (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

              (d) If at any time:

                   (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                   (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                   (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in accordance with the applicable requirements of Section 611, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give written notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 611. Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of any amounts then due under Section 607, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject, nevertheless, to its Lien, if any, provided for in Section
607. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612. Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 613. Preferential Collection of Claims Against Company.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 614. Appointment of Authenticating Agent.

         The Trustee may from time to time appoint an Authenticating Agent or Agents that shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or partial purchase or pursuant to Section 207, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 614, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 614.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent. In case any Securities shall have been authenticated, but not delivered, by the Authenticating Agent then in office, any successor by merger, conversion or consolidation to such authenticating Authenticating Agent may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Authenticating Agent had itself authenticated such Securities.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, the Trust-ee may appoint a successor Authenticating Agent that shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

         If an appointment is made pursuant to this Section 614, the Securities may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         This is one of the Securities referred to in the within-mentioned Indenture.

Dated:                                           IBJ SCHRODER BANK & TRUST
                                                 COMPANY
                                                                as Trustee


                                                 By
                                                   ---------------------------
                                                      as Authenticating Agent


                                                 By
                                                   ---------------------------
                                                      Authorized Signatory


                                 ARTICLE SEVEN

         Holders' Lists and Reports by Trustee and Company

Section 701. Company to Furnish Trustee Names and Addresses of Holders.

         The Company shall furnish or cause to be furnished to the Trustee

              (a) semi-annually, not more than 15 days after each Regular Record Date, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

              (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 702. Preservation of Information; Communications to Holders.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

         (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

         (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 703. Reports by Trustee.

         (a) Within 60 days after May 15 of each year commencing with the May 15 following the Issue Date, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act in the manner provided pursuant thereto.

         (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company shall notify the Trustee in writing when the Securities are listed on any stock exchange.

Section 704. Reports by Company.

         The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.


                                ARTICLE EIGHT

Consolidation, Merger, Conveyance, Transfer or Lease

Section 801. Company May Consolidate, Etc. Only on Certain Terms.

         The Company shall not, in any transaction or series of transactions, consolidate with or merge into any other Person, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company to any other Person, unless:

         (i) either (a) the Company shall be the continuing corporation or (b) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof or any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of the Company's covenants and obligations under this Indenture;

         (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

         (iii) immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) would be permitted to Incur $1.00 of additional Debt pursuant to Section 1008(a); and

         (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) (without giving effect to the fees and expenses incurred in respect of such transaction), the Company (or the Surviving Entity if the Company is not continuing) shall have a Net Worth equal to or greater than the Net Worth of the Company immediately prior to such transaction.

         In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by the foregoing provisions of this Section 801, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition and the indenture supplemental hereto in respect thereof (to the extent required under clause (i) of this Section 801) comply with the requirements of this Indenture. Each such Officers' Certificate shall set forth the ability to Incur Debt in accordance with clause (iii) of Section 801.

         None of the Company, any of its Restricted Subsidiaries or any Eligible Joint Ventures may merge with or into, or be consolidated with, an Unrestricted Subsidiary of the Company, except to the extent that such Unrestricted Subsidiary has been designated a Restricted Subsidiary as provided in this Indenture in advance of or in connection with such merger.

         For all purposes of this Indenture and the Securities (including this Section 801 and Sections 1008, 1009 and 1012), Subsidiaries of any Surviving Entity shall, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Debt, and all

Liens on Property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on Property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Section 802. Successor Substituted.

         Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, Section 801, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Securities, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.


                                 ARTICLE NINE

                            Supplemental Indentures

Section 901. Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, may, and subject to Section 903, the Trustee, at any time and from time to time, shall, enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

         (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

         (3) to add additional Events of Default; or

         (4) to provide for uncertificated Securities in addition to or in place of the certificated Securities; or

         (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is not Outstanding any Security created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision; or

         (6) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee; or

         (7) to secure the Securities pursuant to the requirements of Section 1012 or otherwise; or

         (8) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture (8), provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders; or

         (9) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act.

Section 902. Supplemental Indentures with Consent of Holders.

         With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, may, and (subject to Section 903) the Trustee shall, enter into an indenture or indentures supplemental hereto, in form satisfactory to the Trustee, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

         (1) change the Stated Maturity of the principal of or any installment of interest on, any Security, or reduce the principal amount thereof at or the rate of interest thereon or any premium payable thereon, reduce any amount payable on redemption or purchase thereof, or reduce the Default Amount that would be due and payable on acceleration of the Stated Maturity thereof pursuant to Section 502, or change the place of payment where, or the coin or currency in which, any Security or any pre-mium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or

         (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

         (3) modify the obligations of the Company to make Offers to Purchase from the Excess Proceeds of Asset Dispositions or upon a Change of Control or to modify the definitions related thereto, or

         (4) subordinate a right of payment, or otherwise subordinate, the Securities to any other indebtedness, or

         (5) modify any of the provisions of this Section 902, Section 513 or
Section 1020, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

         It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         After a supplemental indenture under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the supplemental indenture. Any failure of the Company to mail such notice, or any default therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         In connection with any supplemental indenture or waiver under this Article Nine, the Company may, but shall not be obligated to, offer to any Holder who consents to such supplemental indenture, or to all Holders, consideration for such Holder's consent to such supplemental indenture.

Section 903. Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 904. Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, unless it makes a change described in any of clauses (1) through (6) of Section 902, in which case, the supplemental indenture shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same Debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 905. Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act.

Section 906. Reference in Securities to Supplemental Indentures.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the

Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities. Any failure to make the appropriate notation on a new Security shall not affect the validity of such Security.


                                  ARTICLE TEN

                                   Covenants

Section 1001. Payment of Principal, Premium and Interest.

         The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

Section 1002. Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. In the event any such notice or demands are so made or served on the Trustee, the Trustee shall promptly forward copies thereof to the Company.

         The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New
York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the

Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company.

Section 1003. Money for Security Payments to be Held in Trust.

         If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it shall, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

         The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent shall (i) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent, (ii) give the Trustee notice of any default by the Company (or other obligor upon the Securities) in the making of any payment of principal of (and premium, if any) or interest in respect of the Securities and (iii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, or mail to such Holder, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 1004. Existence.

         Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and material franchises; provided that the Company shall not be required to preserve any such right or franchise if the Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof does not materially adversely affect the Holders.

Section 1005. Maintenance of Properties.

         The Company shall cause all material properties used or useful in the conduct of its business or the business of any Restricted Subsidiary and any Eligible Joint Venture to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improve-ments thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 1005 shall prevent the Company from discontinuing the operation or maintenance of any of such material or properties or, subject to the provisions of Section 1015, disposing of any of them if such discontinuance or disposal is, as determined by the Company in good faith, desirable in the conduct of its business or the business of any Restricted Subsidiary and does not materially adversely affect the Holders, provided that the Restricted Subsidiaries and the Eligible Joint Ventures of the Company shall not be required to comply with the forgoing provisions of this Section 1005 if they are prevented or restricted in doing so by the terms of any loan or financing agreement, any charter document, partnership or joint venture agreement or any other agreement or instrument, all of which are expressly acknowledged to take precedence over the terms hereof.

Section 1006. Payment of Taxes and Other Claims.

         The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries, and (2) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been accrued to the extent required by GAAP.

Section 1007. Maintenance of Insurance.

         The Company shall, and shall cause its Restricted Subsidiaries and the Eligible Joint Ventures to, keep at all times all of their Properties that are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that Property of similar character is usually so insured by Persons similarly situated and owning like Properties in accordance with good business practice. The Company shall, and shall cause its Restricted Subsidiaries and the Eligible Joint Ventures to, use the proceeds from any such insurance policy to repair, replace or otherwise restore all material Properties to which such proceeds relate, provided that the Company shall not be required to repair, replace or otherwise restore any such material Property if the Company in good faith determines that such inaction is desirable in the conduct of the business of the Company or any Restricted Subsidiary and does not materially adversely affect the Holders, and provided further that the Company (only in respect of agreements governing its Non-Recourse Debt), the Restricted Subsidiaries and the Eligible Joint Ventures of the Company shall not be required to apply insurance proceeds to repair, replace or restore any material Property if they are prevented or restricted in doing so by the terms of any loan or financing agreement, any charter document, partnership or joint venture agreement or any other agreement or instrument, all of which are expressly acknowledged to take precedence over the terms hereof.

         The Company may, and may permit its Restricted Subsidiaries and Eligible Joint Ventures to, adopt such other plan or method of protection, in lieu of or supplemental to insurance with insurers, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, conforming to the system of self-insurance maintained by Persons similarly situated and owning like Properties and which does not materially adversely affect the Holders, as may be determined by the Company in good faith.

Section 1008. Limitation on Debt.

         (a) The Company shall not Incur any Debt, including Acquisition Debt, unless, after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, the Fixed Charge Ratio of the Company would be equal to or greater than 2.0 to 1.

         (b) Notwithstanding the provisions of Section 1008(a), the Company may Incur each and all of the following: (i) Company Refinancing
Debt, (ii) Debt of the Company to any of its Restricted Subsidiaries or any Eligible Joint Venture that is expressly subordinated in right of payment to the Securities, provided that any transfer of such Debt by a Restricted Subsidiary or an Eligible Joint Venture (other than to another Restricted Subsidiary or another Eligible Joint Venture), or any transfer of the Company's ownership interest, or a portion thereof, in such Restricted Subsidiary or such Eligible Joint Venture or the interest, or a portion thereof, of Kiewit in a Permitted Joint Venture or an

Eligible Joint Venture (which transfer has the effect of causing such Restricted Subsidiary or such Eligible Joint Venture to cease to be a Restricted Subsidiary or an Eligible Joint Venture, as the case may be), shall be deemed to be an Incurrence of Debt that is subject to the provisions of this Section 1008 other than this clause (ii), (iii) Debt in an aggregate principal amount not to exceed $100 million outstanding at any one time may be issued under or in respect of Permitted Working Capital Facilities, (iv) Non-Recourse Debt Incurred in respect of one or more Permitted Facilities in which the Company has a direct or indirect interest, (v) Debt in respect of Currency Protection Agreements or Interest Rate Protection Agreements, (vi) Purchase Money Debt, provided that the amount of such Debt (net of any original issue discount) does not exceed 90% of the fair market value of the Property acquired, (vii) the Securities and other Debt outstanding as of the Issue Date of the Securities (other than Debt to the extent that it is extinguished, retired, defeased or repaid in connection with the original issuance of the Securities), including Debt that is Incurred in respect of interest or discount on such Debt (or Redeemable Stock issued as dividends in respect of Redeemable Stock) pursuant to the terms of the agreement or instrument that governs such Debt (or such Redeemable Stock) as in effect on the Issue Date of the Securities and (viii) Debt in an aggregate principal amount not to exceed $75 million outstanding at any one time.

Section 1009. Limitation on Subsidiary Debt.

         (a) The Company shall not permit any of its Restricted Subsidiaries or any Eligible Joint Venture, to Incur any Debt.

         (b) Notwithstanding the provisions of Section 1009(a), each and all of the following Debt may be Incurred by a Restricted Subsidiary or an Eligible Joint Venture: (i) Debt outstanding as of the Issue Date of the Securities, (ii) Debt owed by a Restricted Subsidiary or an Eligible Joint Venture to the Company or another Restricted Subsidiary of the Company or another Eligible Joint Venture that either directly or indirectly owns all or a portion of the Company's interest in, or directly or indirectly is owned by, such Restricted Subsidiary or such Eligible Joint Venture, as the case may be, and that does not own any Permitted Facility or a direct or indirect interest therein, other than the Permitted Facility or any other Permitted Facility that is located on the same localized geothermal reservoir or a direct or indirect interest therein owned by such Restricted Subsidiary or Eligible Joint Venture, (iii) Non-Recourse Debt In-curred in respect of one or more Permitted Facilities, provided that such Restricted Subsidiary or such Eligible Joint Venture has a direct or indirect interest (which may include Construction Financing provided by the Company to the extent permitted under Section 1010 as a "Permitted Investment") in one or more of such Permitted Facilities in respect of which one or more Restricted Subsidiaries or Eligible Joint Ventures shall have a direct or indirect interest, (iv) Subsidiary Refinancing Debt, (v) Acquired Debt, (vi) Debt in respect of Currency Protection Agreements or Interest Rate Protection Agreements, (vii) Permitted Funding Company Loans and (viii) Permitted Facilities Debt, provided that at the time of Incurrence thereof and after giving effect to the application of the proceeds thereof, the aggregate principal amount of Permitted Facilities Debt shall not exceed 15% of total consolidated Debt of the Company computed in accordance with GAAP.

Section 1010. Limitation on Restricted Payments.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries or any Eligible Joint Venture to, directly or indirectly, make any Restricted Payment unless at the time of such Restricted Payment and after giving effect thereto (a) no Event of Default and no event that, after the giving of notice or lapse of time or both, would become an Event of Default, has occurred and is continuing, (b) the Company could Incur at least $1 of Debt under Section 1008(a) and (c) the aggregate amount of all Restricted Payments made by the Company, its Restricted Subsidiaries and the Eligible Joint Ventures (the amount so made, if other than in cash, to be determined in good faith by the Chief Financial Officer, as evidenced by an Officers' Certificate, or, if more than $30 million, by the Board of Directors, as evidenced by a Board resolution) after March 24, 1994, is less than the sum (without duplication) of (i) 50% of the Adjusted Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on the first day of the first fiscal quarter that begins after March 24, 1994 and ending on the last day of the fiscal quarter immediately prior to the date of such calculation, provided that if throughout any fiscal quarter within such period the Ratings Categories applicable to the Securities are rated Investment Grade by S&P and Moody's (or if both do not make a rating of the Securities publicly available, an equivalent Rating Category is made publicly available by another Rating Agency), then 100% (instead of 50%) of the Adjusted Consolidated Net Income (if more than zero) with respect to such fiscal quarter shall be included pursuant to this clause (i), and provided further that if Adjusted Consolidated Net Income for such period is less than zero, then minus 100% of the amount of such net loss, plus (ii) 100% of the aggregate net cash proceeds received by the Company from and after March 24, 1994 from (A) the issuance and sale (other than to a Restricted Subsidiary or an Eligible Joint Venture) of its Capital Stock (excluding Redeemable Stock, but including Capital Stock other than Redeemable Stock issued upon conversion of, or in exchange for Redeemable Stock or securities other than its Capital Stock), (B) the issuance and sale or the exercise of warrants, options and rights to purchase its Capital Stock (other than Redeemable Stock) and (C) the issuance and sale of convertible Debt upon the conversion of such convertible Debt into Capital Stock (other than Redeemable Stock), but excluding the net proceeds from the issuance, sale, exchange, conversion or other disposition of its Capital Stock (I) that is convertible (whether at the option of the Company or the holder thereof or upon the happening of any event) into (x) any security other than its Capital Stock or
(y) its Redeemable Stock or (II) that is Capital Stock referred to in clauses
(ii) and (iii) of the definition of "Permitted Payment", plus (iii) the net reduction in Investments of the types specified in clauses (iv) and (v) of the definition of "Restricted Payment" that result from payments of interest on Debt, dividends, or repayment of loans or advances, the proceeds of the sale or disposition of the Investment or other return of the amount of the original Investment to the Company, the Restricted Subsidiary or the Eligible Joint Venture that made the original Investment from the Person in which such Investment was made, provided that (x) the aggregate amount of such payments shall not exceed the amount of the original Investment by the Company or such Restricted Subsidiary that reduced the amount available pursuant to this clause (c) for making Restricted Payments and (y) such payments may be added pursuant to this clause (iii) only to the extent such payments are not included in the calculation of Adjusted Consolidated Net Income, provided further that if Investments of the types specified in clauses (iv) and (v) of the Definition of "Restricted Payment" have been made in any Person and such Person thereafter becomes a Restricted Subsidiary or an Eligible Joint Venture, then the aggregate amount of such Investment (to the extent that they have reduced the amount available pursuant to this clause (c) for making Restricted Payments), net of the amounts previously added pursuant to this clause (iii), may be added to the amount available for making Restricted Payments, plus (iv) an amount equal to the principal amount of Debt of the Company extinguished in connection with the conversion into Common Stock of the

Company of the Company's 5% Convertible Subordinated Debentures due 2000 and its 9.5% Convertible Subordinated Debenture due 2003. The foregoing clause (c) shall not prevent the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of this Section 1010(a).

         (b) None of the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture shall be deemed to have made an Investment at the time that a Person that is a Restricted Subsidiary of the Company or an Eligible Joint Venture ceases to be a Restricted Subsidiary or an Eligible Joint Venture (other than as a result of a Restricted Subsidiary being designated as an Unrestricted Subsidiary), although any subsequent Investment made by the Company, its Restricted Subsidiaries and Eligible Joint Ventures in such Person shall be Investments that shall be subject to the foregoing paragraph unless and until such time as such Person becomes a Restricted Subsidiary or an Eligible Joint Venture. Notwithstanding the foregoing, (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, in the manner provided in the definition of "Unrestricted Subsidiary," shall be an Investment that shall be subject to the foregoing paragraph and (ii) the transfer of the Company's interest (or portion thereof) in an entity that has been deemed to be an Eligible Joint Venture directly or indirectly to an Unrestricted Subsidiary shall be an Investment (to the extent of the interest transferred) that shall be subject to the foregoing paragraph.

Section 1011. Limitation on Transactions with Affiliates.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries or any Eligible Joint Venture to, directly or indirectly, conduct any business or enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with any Affiliate of the Company, such Restricted Subsidiary or such Eligible Joint Venture, as the case may be, unless (i) such business, transaction or series of related transactions is in the best interest of the Company, such Restricted Subsidiary or such Eligible Joint Venture, (ii) such business, transaction or series of related transactions is on terms no less favorable to the Company, such Restricted Subsidiary or such Eligible Joint Venture than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate and (iii) with respect to such business, transaction or series of related transactions that has a fair market value or involves aggregate payments equal to, or in excess of, $10 million, such business, transaction or series of transactions is approved by a majority of the Board of Directors (including a majority of the Disinterested Directors), which approval is set forth in a Board Resolution delivered to the Trustee certifying that, in good faith, the Board of Directors believes that such business, transaction or series of transactions complies with clauses (i) and
(ii) above.

Section 1012. Limitation on Liens.

         The Company may not Incur any Debt that is secured, directly or indirectly, with, and the Company shall not, and shall not permit any of its Restricted Subsidiaries or any Eligible Joint Venture to, grant a Lien on the Property of the Company, its Restricted Subsidiaries or any Eligible Joint Venture now owned or hereafter acquired unless contemporaneous therewith or prior thereto the Securities are equally and ratably secured except for (i) any such Debt secured by Liens existing on the Property of any entity at the time such Property is acquired by the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture, whether by merger, consolidation, purchase of such Property or otherwise, provided that such Liens (x) are not created, incurred or assumed in contemplation of such Property being acquired by the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture and (y) do not extend to any other Property of the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture, (ii) any other Debt that is required by the terms thereof to be equally and ratably secured as a result of the Incurrence of Debt that is permitted to be secured pursuant to another clause of this Section 1012, (iii) Liens that are granted in good faith to secure Debt (A) contemplated by clause (iv) of Section 1008(b) or (B) contemplated by clauses (ii), (iii), (vi) and (viii) of Section 1009(b), provided that, in the case of Debt owed to a Person other than the Company or a Restricted Subsidiary, the President or Chief Financial Officer of the Company determines in good faith, as evidenced by an Officers' Certificate, that such Liens are required in order to effect such financing and are not materially more restrictive, taken as a whole, than Liens, taken as a whole, customarily accepted (or in the absence of industry custom, reasonably acceptable) in comparable financings or comparable transactions in the applicable jurisdiction, (iv) Liens existing on the Issue Date of the Securities, (v) Liens incurred to secure Debt incurred by the Company as permitted by clause (vi) of Section 1008(b), provided that such Liens may not cover any Property other than that being purchased and improvements and additions thereto, (vi) Liens on any Property of the Company securing Permitted Working Capital Facilities, Guarantees thereof and any Interest Rate Protection Agreements or Currency Protection Agreements, provided that such Liens may not extend to the Capital Stock owned by the Company in any Restricted Subsidiary of the Company or any Eligible Joint Venture, (vii) Liens in respect of extensions, renewals, refundings or refinancings of any Debt secured by the Liens referred to in the foregoing clauses, provided that the Liens in connection with such renewal, extension, refunding or refinancing shall be limited to all or part of the specific property that was subject to the original Lien, (viii) Liens incurred to secure obligations in respect of letters of credit, bankers' acceptances, surety, bid, operating and performance bonds, performance guarantees or other similar instruments or obligations (or reimbursement obligations with respect thereto) (in each case, to the extent incurred in the ordinary course of business), (ix) any Lien arising by reason of (A) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and is appropriately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired, (B) taxes, duties, assessments, imposts or other governmental charges that are not yet delinquent or are being contested in good faith, (C) security for payment of worker's compensation or other insurance, (D) security for the performance of tenders, contracts (other than contracts for the payment of money) or leases, (E) deposits to secure public or statutory obligations, or to secure permitted contracts for the purchase or sale of any currency entered into in the ordinary course of business, (F) the operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings that suspend the collection thereof, (G) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company, any of its Re-stricted Subsidiaries or any Eligible Joint Venture or (H) leases and subleases of real property that do not interfere with the ordinary conduct of the business of the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture and that are made on customary and usual terms applicable to similar properties, or (x) Liens, in addition to the foregoing, that secure obligations not in excess of $5 million in the aggregate.

Section 1013. Purchase of Securities Upon a Change of Control.

         (a) Upon the occurrence of a Change of Control, each Holder of the Securities shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal thereof on the date of purchase plus accrued interest, if any, to the date of purchase.

         (b) Within 30 days following a Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, stating (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at the purchase price described in Section 1013(a) (the "Change of Control Offer"), (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control), (3) the purchase date (which shall be not earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Purchase Date"),
(4) that interest on any such Security shall continue to accrue, (5) any Security properly tendered pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date (assuming sufficient moneys for the purchase thereof are deposited with the Trustee),
(6) that Holders electing to have a Security purchased pursuant to a Change of Control Offer shall be required to surrender the Security, with the form entitled "Option of Holder To Elect Purchase" on the reverse of the Security completed, to the paying agent at the address specified in the notice prior to the close of business on the fifth Business Day prior to the Change of Control Purchase Date, (7) that a Holder shall be entitled to withdraw such Holder's election if the Paying Agent receives, not later than the close of business on the third Business Day (or such shorter periods as may be required by applicable law) preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased and (8) that

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Holders that elect to have their Securities purchased only in part shall be issued new Securities having a principal amount equal to the portion of the Securities that were surrendered but not tendered and purchased.

         On the Change of Control Purchase Date, the Company shall (i) accept for payment all Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee money sufficient to pay the purchase price of all Securities or portions thereof so tendered for purchase and (iii) deliver or cause to be delivered to the Trustee the Securities properly tendered together with an Officers' Certificate identifying the Securities or portions thereof tendered to the Company for purchase. The Trustee shall promptly mail, to the Holders of the Securities properly tendered and purchased, payment in an amount equal to the purchase price, and promptly authenticate and mail to each Holder a new Security having a principal amount equal to any portion of such Holder's Securities that were surrendered but not tendered and purchased. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

         If the Company is prohibited by applicable law from making the Change of Control Offer or purchasing Securities thereunder, the Company need not make a Change of Control Offer pursuant to this Section 1013 for so long as such prohibition is in effect.

         The Company shall comply with all applicable tender offer rules, including, without limitation, Rule 14e-1 under the Exchange Act, in connection with a Change of Control Offer.

Section 1014. Limitation on Dividends and Other Payment Restrictions Affecting
              Subsidiaries.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries or any Eligible Joint Venture to, create or cause to become, or as a result of the acquisition of any Person or Property, or upon any Person becoming a Restricted Subsidiary or an Eligible Joint Venture, remain subject to, any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary or any Eligible Joint Venture to (a) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary or such Eligible Joint Venture owned by the Company, any other Restricted Subsidiary or any other Eligible Joint Venture, (b) make payments in re-spect of any Debt owed to the Company, any other Restricted Subsidiary of the Company or any Eligible Joint Venture, (c) make loans or advances to the Company or to any other Restricted Subsidiary of the Company or any other Eligible Joint Venture that is directly or indirectly owned by such Restricted Subsidiary or such Eligible Joint Venture or (d) transfer any of its Property to the Company or to any other Restricted Subsidiary or any other Eligible Joint Venture that directly or indirectly owns or is owned by such Restricted Subsidiary or such Eligible Joint Venture, other than those encumbrances and restrictions created or existing (i) on the Issue Date of the Securities, (ii) pursuant to this Indenture, (iii) in connection with the Incurrence of any Debt permitted under the provisions described in clause (iii) of Section 1009(b), provided that, in the case of Debt owed to Persons other than the Company, its Restricted Subsidiaries and any Eligible Joint Venture, the President or the Chief Financial Officer of the Company determines in good faith, as evidenced by an Officers' Certificate, that such encumbrances or restrictions are required to effect such financing and are not materially more restrictive, taken as a whole, on the ability of the applicable Restricted Subsidiary or the applicable Eligible Joint Venture to make the payments, distributions, loans, advances or transfers referred to in clauses (a) through
(d) of this Section 1014 than encumbrances and restrictions, taken as a whole, customarily accepted (or, in the absence of any industry custom, reasonably acceptable) in comparable financings or comparable transactions in the applicable jurisdiction, (iv) in connection with the execution and delivery of an electric power or thermal energy purchase contract, or other contract related to the output or product of, or services rendered by one or more Permitted Facilities to which such Restricted Subsidiary or such Eligible Joint Venture is a supplying party or other contracts with customers, suppliers and contractors to which such Restricted Subsidiary or such Eligible Joint Venture is a party and where such Restricted Subsidiary or such Eligible Joint Venture is engaged, directly or indirectly, in the development, design, engineering, procurement, construction, acquisition, ownership, management or operation of one or more of such Permitted Facilities, provided that the President or the Chief Financial Officer of the Company determines in good faith, as evidenced by an Officers' Certificate, that such encumbrances or restrictions are required to effect such contracts and are not materially more restrictive, taken as a whole, on the ability of the applicable Restricted Subsidiary or the applicable Eligible Joint Venture to make the payments, distributions, loans, advances or transfers referred to in clauses (a) through
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


(d) of this Section 1014 than encumbrances and restrictions, taken as a whole, customarily accepted (or, in the absence of any industry custom, reasonably acceptable) in comparable financings or comparable transactions in the applicable jurisdiction, (v) in connection with any Acquired Debt, provided that such encumbrance or restriction was not incurred in contemplation of such Person becoming a Restricted Subsidiary or an Eligible Joint Venture and provided further that such encumbrance or restriction does not extend to any other Property of such Person at the time it became a Restricted Subsidiary or an Eligible Joint Venture, (vi) in connection with the Incurrence of any Debt permitted under clause (iv) of Section 1009(b), provided that, in the case of Debt owed to Persons other than the Company and its Restricted Subsidiaries, the President or the Chief Financial Officer of the Company determines in good faith, as evidenced by an Officers' Certificate, that such encumbrances or restrictions taken as a whole are not materially more restrictive than the encumbrances and restrictions applicable to the Debt and/or equity being exchanged or refinanced, (vii) customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business of the Company, any Restricted Subsidiary or any Eligible Joint Venture, (viii) any restrictions imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or Property of any Restricted Subsidiary or Joint Venture that apply pending the closing of such sale or disposition, (ix) in connection with Liens on the Property of such Restricted Subsidiary or such Eligible Joint Venture that are permitted by Section 1012 but only with respect to transfers referred to in clause (d) of this Section 1014, (x) in connection with the Incurrence of any Debt permitted under clause (ii) of
Section 1009(b) or (xi) in connection with the Incurrence of any Permitted Facilities Debt permitted under clause (viii) of Section 1009(b), provided that any such encumbrance or restriction relates only to those Restricted Subsidiaries or Eligible Joint Ventures having a direct or indirect interest in the Permitted Facilities in respect of which such Permitted Facilities Debt was Incurred.

Section 1015. Limitation on Dispositions.

         (a) Subject to the provisions of Article Eight, the Company shall not make and shall not permit any of its Restricted Subsidiaries or any Eligible Joint Venture to make, any Asset Disposition unless (i) the Company, the Restricted Subsidiary or the Eligible Joint Venture, as the case may be, receives consideration at the time of each such Asset Disposition at least equal to the fair market value of the Property or securities sold or otherwise disposed of (to be determined in good faith by the Chief Financial Officer, as evidenced by an Officers' Certificate, or, if more than $30 million, by the Board of Directors, as evidenced by a Board resolution), (ii) at least 85% of such consideration is received in cash or Cash Equivalents or, if less than 85%, the remainder of such consideration consists of Property related to the business of the Company as described in the first sentence of Section 1021, and (iii) unless otherwise required under the terms of Senior Debt, at the Company's election, the Net Cash Proceeds are either (A) invested in the business of the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture or (B) applied to the payment of any Debt of the Company or of any of its Restricted Subsidiaries or any Eligible Joint Venture (or as otherwise required under the terms of such Debt), provided that, no such payment of Debt (x) under Permitted Working Capital Facilities or any other revolving credit agreement shall count for this purpose unless the related loan commitment, standby facility or the like shall be permanently reduced by an amount equal to the principal amount so repaid and (y) owed to the Company, a Restricted Subsidiary thereof or an Eligible Joint Venture shall count for this purpose, provided further that such investment or such payment, as the case may be, must be made within 365 days from the later of the date of such Asset Disposition or the receipt by the Company, such Restricted Subsidiary or such Eligible Joint Venture of the Net Cash Proceeds related thereto. Any Net Cash Proceeds from Asset Dispositions that are not applied as provided in clause (A) or (B) of the preceding sentence shall constitute "Excess
Proceeds." Excess Proceeds shall be applied, as described below, to make an offer (an "Excess Proceeds Offer") to purchase Securities at a purchase price equal to 100% of the principal thereof, plus accrued interest, if any, to the date of purchase.

         (b) Notwithstanding the provisions of Section 1015(a), the Company, its Restricted Subsidiaries and the Eligible Joint Ventures may exchange with other Persons (i) Property that constitutes a Restricted Subsidiary or an Eligible Joint Venture for Property that constitutes a Restricted Subsidiary or an Eligible Joint Venture, (ii) Property that constitutes a Restricted Subsidiary or an Eligible Joint Venture for Property that does not constitute a Restricted Subsidiary or an Eligible Joint Venture, (iii) Property that does not constitute a Restricted Subsidiary or an Eligible Joint Venture for Property that does not constitute a Restricted Subsidiary or an Eligible Joint Venture and (iv) Property that does not constitute a Restricted Subsidiary or an

Eligible Joint Venture for Property that constitutes a Restricted Subsidiary or an Eligible Joint Venture, provided that in each case the fair market value of the Property received is at least equal to the fair market value of the Property exchanged as determined in good faith by the Chief Financial Officer, as evidenced by an Officers' Certificate, or, if more than $25 million, by the Board of Directors, as evidenced by a Board resolution, provided that the Investment in the Property received in the exchanges described in clauses (ii) and (iii) of the prior sentence shall be subject to Section 1010. Notwithstanding anything in the foregoing to the contrary, the Company may not, and shall not permit any of its Restricted Subsidiaries or any Eligible Joint Venture to, make an Asset Disposition of any of their interest in, or Property of, any of the three geothermal facilities located together at the Naval Weapons Center at China Lake, California, sometimes referred to as the "Coso Project," other than for consideration consisting solely of cash.

         (c) To the extent that any or all of the Net Cash Proceeds of any Foreign Asset Disposition are prohibited from (or delayed in) being repatriated to the United States by applicable local law, the portion of such Net Cash Proceeds so affected shall not be required to be applied at the time provided above but may be retained by any Restricted Subsidiary or any Eligible Joint Venture so long, but only so long, as the applicable local law does not permit (or delays) repatriation to the United States. If such Net Cash Proceeds are transferred by the Restricted Subsidiary or Eligible Joint Venture that conducted the Foreign Asset Dispo-sition to another Restricted Subsidiary or Eligible Joint Venture, the Restricted Subsidiary or Eligible Joint Venture receiving such Net Cash Proceeds must not be directly or indirectly obligated on any Debt owed to any Person other than the Company. The Company shall take or cause such Restricted Subsidiary or such Eligible Joint Venture to take all actions required by the applicable local law to permit such repatriation promptly. Once repatriation of any of such Net Cash Proceeds is permitted under the applicable local law, repatriation shall be effected immediately and the repatriated Net Cash Proceeds shall be applied in the manner set forth in this
Section 1015(c) as if such Asset Disposition had occurred on the date of such repatriation. In addition, if the Chief Financial Officer determines, in good faith, as evidenced by an Officers' Certificate, that repatriation of any or all of the Net Cash Proceeds of any Foreign Asset Disposition would have a material adverse tax consequence to the Company, the Net Cash Proceeds so affected may be retained outside of the United States by the applicable Restricted Subsidiary or the applicable Eligible Joint Venture for so long as such material adverse tax consequence would continue. Notwithstanding the foregoing provisions of this paragraph to the contrary, if applicable local law prohibits (or delays) the repatriation of Net Cash Proceeds of a Foreign Asset Disposition but such local law does not prohibit the application of such Net Cash Proceeds pursuant to the first sentence of this Section 1015(a), the Company may apply such Net Cash Proceeds pursuant to such provision.

         (d) If the Securities tendered pursuant to an Excess Proceeds Offer have an aggregate purchase price that is less than the Excess Proceeds available for the purchase of the Securities, the Company may use the remaining Excess Proceeds for general corporate purposes without regard to the provisions of this Section 1015(d). The Company shall not be required to make an Excess Proceeds Offer pursuant to this Section 1015 if the Excess Proceeds available therefor are less than $10 million, provided that the lesser amounts of such Excess Proceeds shall be carried forward and cumulated for each 36 consecutive month period for purposes of determining whether an Excess Proceeds Offer is re quired with respect to any Excess Proceeds of any subsequent Asset Dispositions. Any such lesser amounts so carried forward and cumulated need not be segregated or reserved and may be used for general corporate purposes, provided that such use shall not reduce the amount of cumulated Excess Proceeds or relieve the Company of its obligation hereunder to make an Excess Proceeds Offer with respect thereto.

         (e) The Company shall make an Excess Proceeds Offer by mailing to each Holder, with a copy to the Trustee, within 30 days after the receipt of Excess Proceeds that cause the cumulated Excess Proceeds to exceed $10 million, a written notice that shall specify the purchase date, which shall not be less than 30 days nor more than 60 days after the date of such notice (the "Excess Proceeds Purchase Date"), that shall contain certain information concerning the business of the Company that the Company believes in good faith shall enable the Holders to make an informed decision and that shall contain information concerning the procedures applicable to the Excess Proceeds Offer (including, without limitation, the right of withdrawal) and the effect of such offer on the Securities tendered. Holders that elect to have their Securities purchased shall be required to surrender such Securities at least one Business Day prior to the Excess Proceeds Purchase Date. If at the expiration of the Excess Proceeds Offer period the aggregate purchase price of the Securities properly tendered by Holders pursuant to the Excess Proceeds Offer exceeds the amount of such Excess Proceeds, the Securities or portions of Securities to be accepted for purchase shall be selected by the Trustee in such manner as the Trustee deems to be fair and appropriate in the circumstances.

         On the Excess Proceeds Purchase Date, the Company shall (i) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to the Excess Proceeds Offer, (ii) deposit with the Paying Agent money in immediately available funds sufficient to pay the aggregate purchase price of all the Securities or portions thereof so accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. The Paying Agent shall promptly mail to the Holders of each Security so accepted payment in an amount equal to the aggregate purchase price, and the Trustee shall promptly authenticate and mail to the Holders of each Security so accepted payment in an amount equal to the purchase price thereof, and the Trustee shall promptly authenticate and mail to such Holders new Securities equal in principal amount to any portion of the Security surrendered that was not purchased. The Company shall make a public announcement of the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Purchase Date. For the purposes of this Section 1015, the Trustee shall act as the Paying Agent.

         If the Company is prohibited by applicable law from making the Excess Proceeds Offer or purchasing Securities thereunder, the Company need not make an Excess Proceeds Offer pursuant to this Section 1015 for so long as such prohibition is in effect.

         The Company shall comply with all applicable tender offer rules, including, without limitation, Rule 14e-1 under the Exchange Act, in connection with an Excess Proceeds Offer.

Section 1016. Limitation on Certain Sale-Leasebacks.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries or any Eligible Joint Venture to, Incur or otherwise become obligated with respect to any sale-leaseback (other than a sale-leaseback with respect to a Permitted Facility that is Non-Recourse) unless, (i) (a) if effected by the Company, the Company would be permitted to Incur such obligation under Section 1008 or, (b) if effected by a Restricted Subsidiary or an Eligible Joint Venture, such Restricted Subsidiary or such Eligible Joint Venture would be permitted to Incur such obliga tion under Section 1009(b), assuming for the purpose of this
Section 1016 and Section 1008 and 1009 that (x) the obligation created by such sale-leaseback is a Capitalized Lease and (y) the Capitalized Lease Obligation with respect thereto is the Attributable Value thereof, (ii) the Company, such Restricted Subsidiary or such Eligible Joint Venture is permitted to grant a Lien with respect to the property that is the subject of such sale-leaseback under Section 1012 of this Indenture, (iii) the proceeds of such sale-leaseback are at least equal to the fair market value of the property sold (determined in good faith as evidenced by an Officers' Certificate delivered to the Trustee in respect of a transaction involving less than $25 million, or, if equal to or in excess of $25 million, by the Board of Directors, as evidenced by a Board Resolution) and (iv) the Net Cash Proceeds of the sale-leaseback are applied pursuant to Section 1015.

Section 1017. Provision of Financial Information.

         Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates by which the Company would have been required to file them. The Company shall also in any event (a) within 15 days of each such date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and
(ii) file with the Trustee copies of the annual reports, quarterly reports and other documents (without exhibits) which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if the Company were subject thereto and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request, supply copies of such documents (without exhibits) to any prospective Holder.

Section 1018. Limitation on Sale of Subsidiary Preferred Stock.

         The Company shall not permit any of its Restricted Subsidiaries or any Eligible Joint Venture to create, assume or other wise cause or suffer to exist any Preferred Stock except: (i) Preferred Stock outstanding on the date of this Indenture, including Preferred Stock issued as dividends in respect of such Preferred Stock pursuant to the terms of the agreement or instrument that governs such Preferred Stock as in effect on the Issue Date of the Securities, (ii) Preferred Stock held by the Company, a Restricted Subsidiary of the Company or an Eligible Joint Venture, (iii) Preferred Stock issued by a Person prior to the time (a) such Person becomes a Restricted Subsidiary or an Eligible Joint Venture, (b) such Person merges with or into another Restricted Subsidiary or another Eligible Joint Venture or (c) a Restricted Subsidiary or an Eligible Joint Venture merges with or into such Person (in a transaction in which such Person becomes a Restricted Subsidiary or an Eligible Joint Venture), provided that such Preferred Stock was not issued in anticipation of such Person becoming a Restricted Subsidiary or an Eligible Joint Venture or of such merger and (iv) Preferred Stock issued or agreed to be issued by a Restricted Subsidiary or an Eligible Joint Venture in connection with the financing of the construction, design, engineering, procurement, equipping, developing, operation, ownership, management, servicing or acquisition of one or more Permitted Facilities in which the Company or one or more Restricted Subsidiaries or Eligible Joint Ventures has a direct or indirect interest or the retirement of Debt or Preferred Stock secured by any such Permitted Facility or in order to enhance the repatriation of equity, advances or income or the increase of after-tax funds available for distribution to the owners of such Permitted Facility, (v) Preferred Stock issued or agreed to be issued by a Restricted Subsidiary or an Eligible Joint Venture in satisfaction of legal requirements applicable to a Permitted Facility or to maintain the ordinary course of conduct of such Restricted Subsidiary's or such Eligible Joint Venture's business in the applicable jurisdiction and (vi) Preferred Stock that is exchanged for, or the proceeds of which are used to refinance, any Preferred Stock permitted to be outstanding pursuant to clauses (i) through (v) hereof (or any extension, renewal or refinancing thereof), having a liquidation preference not to exceed the liquidation preference of the Preferred Stock so ex changed or refinanced and having a redemption period no shorter than the redemption period of the Preferred Stock so exchanged or refinanced.

Section 1019. Statement by Officers as to Default; Compliance Certificates.

         (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company, its Restricted Subsidiaries and the Eligible Joint Ventures (signed by a signatory prescribed under the Trust Indenture
Act) during the preceding fiscal year has been made under the supervision of the signing officers with a view to deter mining whether the Company has kept, observed, performed and ful filled its obligations under this Indenture and whether the Restricted Subsidiaries and the Eligible Joint Ventures are in compliance with all covenants of this Indenture applicable to them and further stating, as to each such officer signing such certificate, that to the best of his knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

         (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument referred to in Section 501(6), an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Company is taking or proposes to take with respect thereto.

Section 1020. Waiver of Certain Covenants.

         The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 801, provided pursuant to Section 901(2) and set forth in Sections 1004 to 1012, inclusive, Section 1014 and Sections 1016 through 1018, inclusive, and Section 1021 if before the time for such compliance the Holders of at least a majority in principal amount at Stated Maturity of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condi tion except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 1021. Limitation on Business.

         The Company shall, and shall cause its Restricted Subsidiaries and the Eligible Joint Ventures to, engage only in (i) the ownership, design, engineering, procurement, construction, development, acquisition, operation, servicing, management or disposition of Permitted Facilities, (ii) the ownership, creation, development, acquisition, servicing, management or disposition of Restricted Subsidiaries and Joint Ventures that own, construct, develop, design, engineer, procure, acquire, operate, service, manage or dispose of Permitted Facilities, (iii) obtaining, arranging or providing financing incident to any of the foregoing and (iv) other related activities incident to any of the foregoing. The Company shall not, and shall not permit any of its Restricted Subsidiaries or any Eligible Joint Venture to, make any Investment or otherwise acquire any Property that is not directly related to the business of the Company as described in the preceding sentence (collectively, the "Ineligible Investments") other than as a part of an Investment or an acquisition of Property that is predominantly and directly related to the business of the Company as described above, and if the aggregate fair market value of such Ineligible Investments in the aggregate exceeds 20% (the "Percentage Limit") of the total assets of the Company and its consolidated Restricted Subsidiaries (as determined in accordance with GAAP) as determined in good faith by the Chief Financial Officer, as evidenced by an Officers' Certificate, the Company, its Restricted Subsidiaries and the Eligible Joint Ventures must cease acquiring any additional Ineligible Investments and, within 18 months of the acquisition that caused the Ineligible Assets to exceed the Percentage Limit, must return to compliance with the Percentage Limit by disposing of Ineligible Assets or otherwise, provided that such 18-month period may be extended up to an additional six months if, despite the Company's active efforts during such 18-month period to dispose of such Ineligible Investments or to otherwise come into compliance with such Percentage Limit, the Company is unable to do so because of regulatory restrictions or delays or adverse market conditions.

Section 1022. Notice to the Trustee of Certain Events.

         The Company shall promptly notify the Trustee, in writing, of the following events and any changes thereto:

         (a) The commencement of any period of effectiveness of any Shelf Registration Statement with respect to any Initial Securities or any Private Exchange Securities;

         (b) The end or suspension of any period of effectiveness of any Shelf Registration Statement with respect to any Initial Securities or any Private Exchange Securities;

         (c) The commencement of any Registered Exchange Offer with respect to any Initial Securities;

         (d) The commencement of any Private Exchange with respect to any Initial Securities;

         (e) The occurrence of any Illiquidity Event with respect to any Security and a description of the nature thereof;

         (f) The Cure Date relating to any Illiquidity Event with respect to any Security and a description of the nature of such cure; and

         (g) The receipt by the Company of any IAI purchase letter described in Section 206(g) of this Indenture and the identification of those Securities which may be transferred to such IAI.

         The Trustee may assume that no event described above shall have commenced or occurred unless and until it shall have received written notice that such an event has commenced or occurred, as the case may be. After receipt of written notice that any such event has commenced or occurred, the Trustee may assume that such event shall be continuing unless and until it shall have received written notice that such event has ended, been suspended, been consummated or been cured as the case may be.


                                ARTICLE ELEVEN

                           Redemption of Securities

Section 1101. Right of Redemption.

         The Securities may be redeemed at the election of the Company, in the amounts, at any time on or after September 15, 2001, at the Redemption Prices specified in the form of Security hereinbefore set forth (together with any applicable accrued and unpaid interest to the

Redemption Date) and subject to the conditions specified in the form of Security hereinbefore set forth.

Section 1102. Applicability of Article.

         Redemption of Securities at the election of the Company, as permitted by this Indenture and the provisions of the Securities, shall be made in accordance with such provisions and this Article Eleven.

Section 1103. Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Securities pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company pursuant to Section 1101 of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

Section 1104. Selection by Trustee of Securities to Be Redeemed.

         If less than all the outstanding Securities are to be redeemed, the Securities or portions of Securities to be redeemed or accepted shall be selected by the Trustee pro rata or otherwise in such manner as the Trustee deems to be fair and appropriate in the circumstances, provided that the Trustee shall redeem Securities only in denominations of $1,000 principal amount and integral multiples thereof.

         The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture and or the Securities, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities that has been or is to be redeemed.

Section 1105. Notice of Redemption.

         Notice of redemption shall be given as provided in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

         All notices of redemption shall state:

                  (1) the Redemption Date,

                  (2) the Redemption Price,

                  (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed, including CUSIP Numbers,

                  (4) that on the Redemption Date the Redemption Price shall become due and payable upon each such security to be redeemed and that, unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest, and

                  (5) the name of the Paying Agent or Agents and the place or places where such Securities are to be surrendered for payment of the Redemption Price.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

Section 1106. Deposit of Redemption Price.

         Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued and unpaid interest on, all the Securities that are to be redeemed on that date.

Section 1107. Securities Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued and unpaid interest) such Securities shall not bear interest. Upon sur-render of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with any applicable accrued and unpaid interest to the Redemption Date; provided that install ments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 210.

         If any Security called for redemption in accordance with the election of the Company made pursuant to Section 1101 shall not be so paid upon surrender thereof for redemption, the unpaid Redemption Price thereof shall, until paid, bear interest from the Redemption Date at the rate or manner provided by the Security.

Section 1108. Securities Redeemed in Part.

         Any Security that is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered.


                                ARTICLE TWELVE

                      Defeasance and Covenant Defeasance

Section 1201. Company's Option to Effect Defeasance or Covenant Defeasance.

         The Company may elect, at its option at any time, to have Section 1202 or Section 1203 applied to the Outstanding Securities (as a whole and not in part) upon compliance with the condi tions set forth below in this Article Twelve. Any such election shall be evidenced by a Board Resolution.

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


Section 1202. Defeasance and Discharge.

         Upon the Company's exercise of its option to have this Section 1202 applied to the Outstanding Securities (as a whole and not in part), the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section 1202 on and after the 123rd day after the conditions set forth in Section 1204 are satisfied (herein after called "Defeasance") (or immediately if an Opinion of Counsel is delivered to the effect described in clause (C)(y) of paragraph (2) of Section
1204). For this purpose, such Defea sance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are con cerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, pay ments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company's obligations with respect to such Securities under Sections 206, 207, 208, 1002, 1003 and 1004 (only with respect to the corporate existence and rights of the Company), (3) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture, (4)
Article Eleven and (5) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option to have this Section 1202 applied to the Outstanding Securities (as a whole and not in part) notwithstanding the prior exercise of its option to have Section 1203 applied to such Securities.

Section 1203. Covenant Defeasance.

         Upon the Company's exercise of its option to have this Section applied to the Outstanding Securities (as a whole and not in part), (i) the Company, its Restricted Subsidiaries and its Eligible Joint Ventures shall be released from its obligations under Section 801(iii), Sections 1005 through 1018, inclusive, Section 1021, and any covenant provided pursuant to
Section 901(2) and (ii) the occurrence of any event specified in Section 501(1) (solely with respect to Offers to Purchase), Section 501(3), Section 501(4) (with respect to any of Section 801(iii) and Sections 1005 through 1018, inclusive, Section 1021, and any such covenants provided pursuant to

Section 901(2)), Section 501(5) or Section 501(6) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in
Section 1204 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Sections 501(1) and 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document; but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 1204. Conditions to Defeasance or Covenant Defeasance.

         The following shall be the conditions to the application of Section 1202 or Section 1203 to the Outstanding Securities:

              (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of, premium if any and any installment of accrued interest on such Securities on the respective Stated Maturities thereof or, if the Company makes ar rangements satisfactory to the Trustee for the redemption of the Securities prior to their Stated Maturity, on any earlier Redemption Date, in accordance with the terms of this Indenture and such Securities.

              (2) In the event of an election to have Section 1202 apply to the Outstanding Securities, the Company shall have delivered to the Trustee
(A) either (X) an Opinion of Counsel to the effect that Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and shall be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and the Company had paid or redeemed such Securities on the applicable dates, which Opinion of Counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related Treasury regulations after the date of the Indenture or (y) a ruling directed to the Trustee or the Company received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel, (B) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (C) an Opinion of Counsel to the effect that either (x) after the passage of 123 days following the deposit, the trust fund shall not be subject to the effect of Section 547 or 548 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law or (y) based upon existing precedents, if the manner were properly briefed, a court should hold that the deposit of moneys and/or U.S. Government Obligations as provided in Section 1204(1) would not constitute a preference voidable under Section 547 or 548 of the U.S. Bankruptcy Code or
Section 15 of the New York Debtor and Creditor Law.

              (3) In the event of an election to have Section 1203 apply to the Outstanding Securities, the Company shall have delivered to the Trustee
(i) an Opinion of Counsel to the effect that the Holders of such Outstanding Securities shall not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and shall be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur and the Company had paid or redeemed such Securities on the applicable dates, (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (iii) an Opinion of Counsel to the effect that either (x) after the passage of 123 days following the deposit, the trust fund shall not be subject to the effect of Section 547 or 548 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law or (y) based upon existing precedents, if the manner were properly briefed, a court should hold that the deposit of moneys and/or U.S. Government Obligations as provided in Section 1204(1) would not constitute a preference voidable under Section 547 or 548 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

              (4) Immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default or event that after the giving of notice or lapse of time or both would become an Event of Default, with respect to the Outstanding Securities shall have occurred and be continuing at the time of such deposit or (unless an Opinion of Counsel is delivered to the effect de scribed in Section 1204(2)(C)(y) or 1204(3)(iii)(y)) during the period ending on the 123rd day after the date of such deposit.

              (5) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

              (6) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

              (7) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder.

              (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

              (9) If the Securities are listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securities shall not be delisted as a result of such deposit, defeasance and discharge.

Section 1205. Deposited Money and U.S. Government Obligations to Be Held in
              Trust; Miscellaneous Provisions.

         Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 1205 and Section 1206, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 1204 or otherwise in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (other than the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Securities.

         Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1204 that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to the Outstanding Securities.

Section 1206. Reinstatement.

         If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article Twelve with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 1202 or 1203 shall be re-vived and reinstated as though no deposit had occurred pursuant to this Article Twelve with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to
Section 1205 with respect to such Securities in accordance with this Article Twelve; provided that if the Company makes any payment of principal of or any premium or interest on any such Security following such rein statement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

                               ----------------

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                      CALENERGY COMPANY, INC.


                                       By:    /s/ John G. Sylvia
Attest: /s/ Steven A. McArthur                --------------------------------
       ---------------------------        Name:   John G. Sylvia
                                          Title:



                                       IBJ SCHRODER BANK & TRUST
                                                      COMPANY


                                       By:    /s/ Irene Teutonico
Attest: /s/ Henry A. Monaghan             --------------------------------
       ---------------------------        Name:  Irene Teutonico
                                          Title: Assistant Vice President

STATE OF NEBRASKA  )
                             ss.:
COUNTY OF DOUGLAS  )


         On the 19th day of September, 1996, before me personally came John G. Sylvia, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President of CalEnergy Company, Inc., one of the corporations described in and that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporations, and that he signed his name thereto by like authority.


          /s/ Virginia Mortensen
         -------------------------





STATE OF NEW YORK  )
                                ss.:
COUNTY OF NEW YORK )


         On the 20th day of September, 1996, before me personally came Irene Teutonico, to me known, who, being by me duly sworn, did depose and say that she is Assistant Vice President of IBJ Schroder Bank & Trust Company, one of the corporations described in and that executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.


           /s/ Susan J. Sutherland
          -------------------------

                                   APPENDIX
                                   --------

                              PURCHASER'S LETTER
                              ------------------

                                  APPENDIX A

     FORM OF LETTER TO BE DELIVERED BY INSTITUTIONAL ACCREDITED INVESTORS

CALENERGY COMPANY, INC.
302 South 36th Street
Suite 400
Omaha, NE 68131

Dear Sirs:

    We are delivering this letter in connection with an offering of $225,000,000 aggregate principal amount of 9 1/2% Senior Notes due 2006 (the "Notes") by CalEnergy Company, Inc., a Delaware corporation (the "Company"), as described in the Confidential Offering Circular (the "Offering Circular") relating to the offering.

    We hereby confirm that:

         (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor");

         (ii)(A) any purchase of the Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors or a fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act, that is acquiring the Notes as a fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

         (iii) in the event that we purchase any of the Notes, we will acquire Notes having a minimum purchase price of not less than $500,000 for our own account or for any separate account described above for which we are acting;

         (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes;

         (v) we are not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling the Notes, except in accordance with Rule 144A under the Securities Act or outside the United States in accordance with Regulation S under the Securities Act, as provided below; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

         (vi) we have received a copy of the Offering Circular relating to the offering of the Notes and acknowledge that we have had access to financial and such other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

    We understand that the Notes are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Notes have not been and, except as described in the Offering Circular, will not be registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that if in the future we decide to resell, pledge or otherwise transfer any of the Notes, such Notes may be offered, resold, pledged or otherwise transferred only (i) to the Company, (ii) pursuant to an effective registration statement under the Securities Act, (iii) inside the United States to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A or (iv) pursuant to another available exemption from the registration requirements of the Securities Act, and (v) in each case in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar and transfer agent for the Notes will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. We further understand that any Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

    We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

    THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Date:
     -----------------                    -----------------------------------
                                          (Name of Purchaser)

                                          By:
                                              -------------------------------
                                              Name:
                                              Title:

                                          Address:

                               A-2